                            AGREEMENT

                               AND

                         PLAN OF MERGER

                             BETWEEN

                MAINSTREET BANKGROUP INCORPORATED
                     A VIRGINIA CORPORATION

                               AND

                 REGENCY FINANCIAL SHARES, INC.
                     A VIRGINIA CORPORATION





                           DATED AS OF
                        OCTOBER 27, 1997







Douglas W. Densmore
Flippin, Densmore, Morse,
  Rutherford & Jessee
300 First Campbell Square
Drawer 1200
Roanoke, Virginia 24006

                  AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of the 27th day of

October, 1997 (this "Plan"), by and among MainStreet BankGroup

Incorporated, a Virginia corporation ("MSBC"), and Regency

Financial Shares, Inc., a Virginia corporation ("Regency").


                           RECITALS:

     (A)  MSBC.  MSBC is a corporation duly organized and

existing in good standing under the laws of the Commonwealth of

Virginia, with its principal executive offices located in

Martinsville, Virginia.  As of the date hereof, MSBC has

20,000,000 authorized shares of Common Stock, each of $5.00 par value ("MSBC Common Stock"), and 1,000,000 authorized shares of

Preferred Stock, each of $5.00 par value ("MSBC Preferred Stock")

(no other class of capital stock being authorized), of which

11,411,434 shares of MSBC Common Stock and no shares of MSBC

Preferred Stock, respectively, are issued and outstanding as of

September 30, 1997.  MSBC has eight (8) wholly owned bank

subsidiaries: Piedmont Trust Bank, a Virginia bank; Bank of

Ferrum, a Virginia bank; Bank of Carroll, a Virginia bank; First

Community Bank, a Virginia bank; The First Bank of Stuart, a

Virginia bank; First Community Bank of Saltville, a Virginia bank; Hanover Bank, a Virginia bank; and First National Bank of

Clifton Forge, a national banking association (each of which is referred to as a "MSBC Bank Subsidiary" and all of which are referred to as "MSBC Bank Subsidiaries").  In addition, MSBC has two wholly owned nonbanking subsidiaries, MainStreet Trust

Company, chartered as a limited purpose national banking

association to engage in the business of a trust company and businesses incidental thereto ("MSBC Trust Subsidiary"), and MB

Corp., incorporated under Virginia law ("MB Corp.") in connection with the pending Agreement and Plan of Merger dated as of July

25, 1997 with Tysons Financial Corporation.  MSBC will form a corporation, JAA Corp. (the "Holding Company"), under Virginia law, as a wholly owned subsidiary of MSBC for the purpose of consummating the Merger (as hereinafter defined).  The MSBC Bank

Subsidiaries, MSBC Trust Subsidiary, MB Corp. and the Holding

Company (upon formation) are individually referred to as an "MSBC

Subsidiary" and collectively as "MSBC Subsidiaries".

     (B)  REGENCY.   Regency is a corporation duly organized and

existing in good standing under the laws of the Commonwealth of

Virginia, with its principal executive offices located at 1011

East Main Street, Richmond, Virginia 23219, and is authorized to do business as a bank holding company under the federal Bank

Holding Company Act of 1956, as amended, and Chapter 13 of the

Virginia Banking Act.  Regency's only subsidiary is Regency Bank

("RB").  As of the date hereof, Regency has 8,000,000 authorized shares of Common Stock, each of $2.50 par value ("Regency Common

Stock"), of which 1,389,096 shares were issued and outstanding as of September 30, 1997, (no other class of capital stock being authorized).  The holders of Regency Common Stock have no

preemptive rights. Regency Common Stock is not subject to the provisions of Section 12, 13, 14(a), 14(c), 14(d), 15(d) and 16

of the Securities Exchange Act of 1934, as amended, (together with the rules and regulations of the Securities and Exchange

Commission ("SEC") promulgated thereunder, the "Exchange Act").

Regency has granted options to purchase Regency Common Stock to

Regency employees ("Employee Options") and to Regency directors

("Directors Options").  The Employee Options and Directors

Options are collectively referred to as "Regency Options".  The names of the Regency Option holders, the respective number of

Employee and Directors Options held, the total number of Regency

Options granted,  and the respective strike price for each

Regency Option ("Strike Price") have been Previously Disclosed.

     (C)  THE HOLDING COMPANY.  The Holding Company, when formed,

will be a corporation duly organized and existing in good

standing under the laws of the Commonwealth of Virginia, having

5,000 authorized shares of common stock, no par value ("Holding

Company Common Stock") (no other class of capital stock being authorized) of which as of the Merger Closing (as hereinafter defined) 1,000 shares will be issued and outstanding, all of which shall be held of record and beneficially by MSBC.

     (D)  RB.  RB is a corporation duly organized and existing in good standing under the laws of the Commonwealth of Virginia, is qualified to do business as a bank in Virginia and is a member bank of the Federal Reserve System.  RB's headquarters are

located at 1011 East Main Street, Richmond, Virginia 23219.  RB

has 2,000,000 shares of common stock, $5.00 par value per share

("RB Common Stock") authorized (no other class of capital stock being authorized), of which 505,490 shares are issued and

outstanding as of September 30, 1997, all of which are held of

record and beneficially   by Regency.  There are no shares of RB

Common Stock authorized and reserved for issuance and there is no commitment to authorize, issue or sell any such shares or any other securities, warrants or obligations convertible into or exchangeable for, or giving any right to subscribe for or acquire any such shares and no securities, warrants or obligations

representing any such rights are outstanding.  There are no

options or share appreciation rights authorized or granted for RB

Common Stock and no commitment to grant any such options or share appreciation rights.

     With respect to Regency, any reference herein to

"Subsidiary" or "Subsidiaries" refers to RB and, with respect to

MSBC, any reference to "Subsidiary" refers to any MSBC Subsidiary and any reference to "Subsidiaries" refers to the MSBC

Subsidiaries, jointly and severally (unless the context otherwise requires).

     (E)  RIGHTS, ETC.  Except as Previously Disclosed or except in connection with the transactions contemplated by this Plan,

there are no shares of MSBC Common Stock or MSBC Preferred Stock authorized and reserved for issuance, and MSBC has no commitment to authorize, issue or sell any such shares or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from MSBC, any such shares and no securities or obligations representing any such rights are outstanding.  Except as Previously Disclosed, MSBC has not granted or made any commitment to grant any options or share appreciation rights with respect to the MSBC Common Stock or MSBC

Preferred Stock.  Except as Previously Disclosed and except for shares reserved pursuant to the Stock Option Agreement (as

hereinafter defined), there are no shares of Regency Common Stock authorized and reserved for issuance and Regency has no

commitment to authorize, issue or sell any such shares, or any other securities, warrants or obligations convertible into or exchangeable for, or giving any right to subscribe for or acquire from Regency any such shares, and no securities, warrants or obligations representing any such rights are outstanding.  Except for the Regency Options Previously Disclosed, Regency has not

granted or made any commitment to grant any options or share appreciation rights with respect to Regency Common Stock.

     (F)  THIS TRANSACTION.  The Boards of Directors of MSBC and

Regency, respectively, deem it advisable and in the best

interests of MSBC and Regency and their stockholders that Regency be acquired by MSBC through a merger of Holding Company into

Regency pursuant to this Agreement and Plan of Merger.

     (G)  STOCK OPTION AGREEMENT.  As a condition and inducement to MSBC's willingness to enter into this Plan, Regency has agreed that prior to 5:00 p.m., on October 28, 1997, Regency shall enter into a Stock Option Agreement with MSBC ("Stock Option

Agreement") in the form attached hereto as Exhibit E pursuant to which Regency shall grant to MSBC an option ("Option") to

purchase, under certain circumstances, shares of Regency Common

Stock.

     (H)  APPROVALS.  The Board of Directors of each of MSBC and

Regency has approved and adopted, at meetings of each of such

Board of Directors, this Plan and the Stock Option Agreement and has authorized the execution of such instruments in counterparts by a member of the Office of the Chairman of MSBC and by the

President of Regency, respectively, and any further modifications to such instruments as may be agreed by an officer authorized to execute this Plan and the Stock Option Agreement and not

inconsistent with the authorizations of their respective Board of

Directors.  At the meeting of the Regency Board of Directors, the

Board of Directors of Regency recommended the Plan as so executed to its shareholders.

     (I)  NASDAQ.  Trading of the MSBC Common Stock is presently reported on the National Association of Securities Dealers

("NASD") Quotations System National Market System("NASDAQ/NMS").

Regency Common Stock and the Regency Options are not traded on any established exchange.

     (J)  BENEFITS OF PLAN.  MSBC and Regency believe the Plan

and its consummation are in the respective best interests of each corporation and its shareholders for the following reasons, among others:  (1) the Merger (as hereinafter defined) will allow them to provide banking and related financial services more

effectively and efficiently; (2) the Merger will expand the range of banking and related financial services which they can provide;

(3) the Merger will enhance the safety and soundness of their operations; (4) the Merger will enable them to expand the market for their banking and related financial services; (5) Regency, as a wholly owned subsidiary of MSBC, will benefit from the larger and more diverse shareholder base of MSBC and the liquidity of the equity investments of former Regency shareholders as a result of receiving MSBC Common Stock in connection with the Merger will be enhanced; and (6) no gain or loss generally will be recognized by stockholders of Regency who receive shares of MSBC Common

Stock in exchange for their shares of Regency Common Stock.

     (K)  OTHER.  It is the intention of the parties to this Plan that, on or after the Merger Effective Date (as hereinafter

defined), MSBC may (but shall not be obligated to) cause the transfer of all of the assets and liabilities of RB to Hanover

Bank, a wholly owned subsidiary of MSBC, including by means of a statutory merger, and may, but shall not be obligated to,

terminate the separate corporate existence of the Continuing

Corporation (as hereinafter defined).

     NOW, THEREFORE, in consideration of their mutual promises

and obligations, the parties hereto adopt and make this Plan and prescribe the terms and conditions thereof and the manner and basis of carrying it into effect, which shall be as follows:

                         I.  THE MERGER

     (A)  THE CONTINUING CORPORATION.  On the Merger Effective

Date the Holding Company shall merge into Regency (the "Merger"),

the separate existence of the Holding Company shall cease and

Regency (the "Continuing Corporation") shall survive.

     (B)  RIGHTS, ETC.  Upon consummation of the Merger, the

Continuing Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the merging

corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action,

and all and every other interest, of or belonging to or due to each of the corporations so merged, shall be deemed to be vested in the Continuing Corporation without further act or deed; and

the title to any real estate or any interest therein, vested in any of such corporations, shall not revert or be in any way

impaired by reason of the Merger as provided by the laws of the

Commonwealth of Virginia.

     (C)  LIABILITIES.  Upon consummation of the Merger, the

Continuing Corporation shall thenceforth be responsible and

liable for all the liabilities, obligations and penalties of each of the corporations so merged.

     (D)  ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS; OFFICERS

OF CONTINUING CORPORATION.  The Articles of Incorporation of the

Continuing Corporation shall be those of the Holding Company, and the Bylaws of the Continuing Corporation shall be those of the

Holding Company. The officers and directors of Holding Company in office immediately prior to the Merger becoming effective shall be the officers and directors of the Continuing Corporation, who shall hold office until such time as their successors are elected and qualified in accordance with the Articles and Bylaws of the

Continuing Corporation.

     (E)  MERGER CLOSING; MERGER EFFECTIVE DATE.  The Merger

shall become effective on the date and time the Virginia State

Corporation Commission ("Virginia Corporation Authority") issues a certificate of merger reflecting the Merger (the "Merger

Effective Date").  Unless otherwise agreed upon in writing by the chief executive officers of MSBC and Regency, subject to the conditions to the obligations of the parties to effect the Merger as set forth in Article VI, the parties shall use their best efforts to cause the Merger Effective Date to occur as soon as practicable following the satisfaction of the conditions set forth in Paragraphs (A), (B) and (C) of Article VI but in no event later than June 30, 1998.  All documents required by the terms of this Agreement to be delivered at or prior to

consummation of the Merger will be exchanged by the parties at the closing of the Merger (the "Merger Closing"), which shall be held on such date as MSBC shall designate to Regency and which is reasonably acceptable to Regency after the satisfaction of the condition set forth in Paragraphs (A), (B) and (C) of Article VI but no later than the Merger Effective Date.  Prior to the Merger

Closing, Holding Company and Regency shall execute and deliver to the Virginia Corporation Authority, Articles of Merger containing a Plan of Merger in substantially the form of Exhibit A hereto

(the "Plan of Merger") for approval.

                   II.  MERGER CONSIDERATION

     (A)  OUTSTANDING HOLDING COMPANY COMMON STOCK.  The shares of Holding Company Common Stock issued and outstanding

immediately prior to the Merger Effective Date, on and after the

Merger Effective Date, shall be converted automatically into that number of shares of common stock of Regency issued and

outstanding immediately prior to the Merger Effective Date and shall constitute the only issued and outstanding shares of common stock of the Continuing Corporation.

     (B)  OUTSTANDING MSBC COMMON STOCK.  The shares of MSBC

Common Stock issued and outstanding immediately prior to the

Merger Effective Date shall, on and after the Merger Effective

Date, remain issued and outstanding shares of MSBC Common Stock.

     (C)  OUTSTANDING REGENCY COMMON STOCK.  Each share

(excluding shares held by Regency, RB or by MSBC or by any of the

MSBC Subsidiaries, in each case other than in a fiduciary

capacity or as a result of debts previously contracted (the

"Excluded Shares")) of Regency Common Stock issued and

outstanding immediately prior to the Merger Effective Date shall,

by virtue of the Merger, automatically and without any action on the part of the holder thereof on the Merger Effective Date,

become and be converted into the right to receive that number of shares of MSBC Common Stock obtained by dividing the Negotiated

Price per Regency Common Share by the average of the bid/asked price per share for MSBC Common Stock ("Average MSBC Share

Price") as reported on the NASDAQ/NMS for each of the twenty (20)

trading days preceding the tenth calendar day prior to the Merger

Effective Date.  If the Exchange Ratio computed in accordance with the immediately preceding sentence is less than .406, the

Exchange Ratio shall be .406, and if the Exchange Ratio computed in accordance with the immediately preceding sentence is greater than .500, the Exchange Ratio shall be .500 ("Exchange Ratio").

The Negotiated Price per Regency Common Share is $13.00.

     (D)  STOCKHOLDER RIGHTS, STOCK TRANSFERS.  On the Merger

Effective Date, holders of Regency Common Stock shall cease to be, and shall have no rights as, stockholders of Regency other than to receive the Merger consideration provided under Paragraph

(C) above.  After the Merger Effective Date, there shall be no transfers on the stock transfer books of Regency or the

Continuing Corporation of the shares of Regency Common Stock which were issued and outstanding immediately prior to the Merger becoming effective.

     (E)  FRACTIONAL SHARES.  Notwithstanding any other provision hereof, no fractional shares of MSBC Common Stock and no

certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, MSBC shall pay to each holder of Regency Common Stock who would otherwise be

entitled to a fractional share an amount in cash determined by multiplying such fractional share by the Average MSBC Share

Price.

     (F)  EXCHANGE PROCEDURES.  As promptly as practicable after the Merger Effective Date, MSBC shall send or cause to be sent to each former stockholder of Regency of record immediately prior to the Merger Effective Date transmittal materials for use in

exchanging such stockholder's certificates of Regency for the consideration set forth in Paragraph (C) above.  Any fractional share checks which a Regency stockholder shall be entitled to receive in exchange for such stockholder's shares of Regency

Common Stock, and any dividends paid on any shares of MSBC Common

Stock, that such stockholder shall be entitled to receive prior to the delivery to MSBC of such stockholder's certificates

representing all of such stockholder's shares of Regency Common

Stock will be delivered to such stockholder only upon delivery to

MSBC of the certificates representing all of such shares (or indemnity satisfactory to MSBC, in its judgment, if any of such certificates are lost, stolen or destroyed).  No interest will be paid on any such fractional share checks or dividends which the holder of such shares shall be entitled to receive upon such delivery.  After the Merger Effective Date, to the extent

permitted by law, former stockholders of record of Regency shall be entitled to vote at any meeting of holders of MSBC Common

Stock, the number of whole shares of MSBC Common Stock into which their respective shares of Regency Common Stock are converted,

regardless of whether such holders have exchanged their

certificates representing Regency Common Stock for certificates representing MSBC Common Stock in accordance with the provisions of this Plan.

     (G)  SHARES HELD BY REGENCY OR MSBC.  Each of the shares of

Regency Common Stock held by Regency, RB, MSBC or any MSBC

Subsidiary, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Merger Effective Date and no consideration shall be issued in exchange therefor.

     (H)  ANTI-DILUTION PROVISIONS.  In the event MSBC changes

the number of shares of MSBC Common Stock issued and outstanding prior to the Merger Effective Date as a result of a stock split,

stock dividend, recapitalization or similar transaction with respect to the outstanding MSBC Common Stock (but not including shares issued in connection with a merger, share exchange or similar transaction) and the record date therefor shall be prior to the Merger Effective Date, the Exchange Ratio and Option Ratio

shall be proportionately adjusted.

     (I)  DIVIDENDS.  Regency shareholders shall not under any

circumstances be entitled to any dividend (cash or otherwise)

declared by MSBC with a record date prior to the Merger Effective

Date.


                  III.  ACTIONS PENDING MERGER

A.   REGENCY ACTIONS.  Without the prior written consent or

approval of a proper officer of MSBC, Regency will not and will cause its Subsidiary not to:

     (1)  STOCK DISTRIBUTIONS.  Make, declare or pay any dividend other than cash dividends on Regency Common Stock or RB Common

Stock, as the case may be, consistent with past practice and in an amount not greater than the last previous cash dividend paid prior hereto by Regency or RB, respectively, or declare or make any distribution on, or directly or indirectly combine, redeem,

reclassify, purchase or otherwise acquire, any shares of its capital stock (other than in a fiduciary capacity in the ordinary course of its business and consistent with past practice or in connection with stock received on a debt previously contracted basis) or authorize the creation or issuance of, or issue (except as may be required to comply with Regency's obligations under the

Regency Options), any additional shares of it capital stock, or any options, calls, warrants or commitments relating to its

capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from its shares of its capital stock or any

securities or obligations convertible into or exchangeable for shares of its capital stock, or issue any long-term debt;

     (2)  EMPLOYMENT CONTRACTS.  Enter into any employment

contracts with, increase the rate of compensation of (except in accordance with existing policy consistent with past practice or pursuant to any agreement existing and as in effect on the date hereof and Previously Disclosed), or pay or agree to pay any bonus to, any of its directors, officers or employees, except in accordance with plans or agreements existing and as in effect on the date hereof and Previously Disclosed;

     (3)  EMPLOYEE BENEFIT PLANS.  Enter into or modify (except as may be required by applicable law) any pension, retirement,

stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other

employee benefit, incentive or welfare contract, plan or

arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including without limitation taking any action that accelerates (1) the vesting or exercise of any benefits payable thereunder, or (2)

the right to exercise any employee stock options or stock

appreciation rights outstanding thereunder;

     (4)  ASSET DISPOSITION.  Dispose of, grant an encumbrance

against or discontinue any portion of its assets, business,

operations or properties, which is material to Regency or RB or merge or consolidate with, or acquire all or any substantial portion of, the business or property of any other entity (except foreclosures, acquisitions of control in its fiduciary capacity or securitization transactions, in each case in the ordinary course of business consistent with past practice);

     (5)  CONSTITUENT DOCUMENTS.  Amend its Articles of

Incorporation or Bylaws as delivered to MSBC in connection with this Plan;

     (6)  MATERIAL TRANSACTIONS.  (a) Settle any material

litigation or legal proceeding brought by or against it or

material claim of or against it or (b) enter into any material transaction or make any material commitment relating to its

assets, business, operations or properties (including but not limited to any acquisition thereof), otherwise than as

contemplated hereby or in the ordinary course of business

consistent with past practice;

     (7)  ACTIONS NOT IN ORDINARY COURSE.  Take any action not in the ordinary course of business consistent with past practice; or

     (8)  AGREEMENTS.  Agree to take any of the foregoing

actions.

              IV.  REPRESENTATIONS AND WARRANTIES

     Regency hereby represents and warrants to MSBC and MSBC

hereby represents and warrants to Regency as follows:

     (A)  RECITALS.  The facts set forth in the Recitals of this

Plan with respect to it and its respective Subsidiaries are true and correct.

     (B)  CAPITALIZATION.  The outstanding shares of it and its respective Subsidiaries are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights.

     (C)  GENERAL CORPORATE POWER AND OWNERSHIP OF PROPERTIES.

It and its respective Subsidiaries have the corporate power and authority to carry on their respective business as now being conducted and to own all of their respective material properties and assets and have good and marketable title to or a valid

leasehold interest in all of the material properties and assets thereof reflected as owned or leased in its balance sheet as of

December 31, 1996, and included in the MSBC Reports and Regency

Reports (as hereinafter defined) and in all material properties and assets acquired or leased by it or its respective

Subsidiaries, since December 31, 1996.  In the case of Regency and its Subsidiary only, none of such properties is subject to any mortgage, pledge, lien, security interest, encumbrance,

restriction or charge of any kind except:  (1) mechanic's,

carrier's, worker's or similar liens arising in the ordinary course of business; (2) as Previously Disclosed; (3)

imperfections of title, if any, none of which is material in amount or materially detracts from the value or impairs the

existing use of the property subject thereto or the operations of

Regency or its Subsidiary; and (4) liens of current taxes not due and payable.

     (D)  SPECIFIC CORPORATE AUTHORITY.  Subject to any necessary receipt of approval by its stockholders and the regulatory

approvals referred to in Paragraphs (B) and (C) of Article VI,

this Plan has been authorized by all necessary corporate action of it and is a valid and binding agreement of it enforceable against it in accordance with its terms, subject to (1)

bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights; and (2) general

equity principles.  In the case of Regency, it represents and warrants to MSBC that the Stock Option Agreement has been

authorized by all necessary corporate action of it and is a valid and binding agreement of it enforceable against it in accordance with its terms subject only to conditions (1) and (2) in the immediately preceding sentence.

     (E)  NO DEFAULT.  The execution, delivery and performance of this Plan and, in the case of Regency, the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby by it, will not constitute:  (1) a breach of violation of, or a default under, any law, rule or regulation or any

judgment, decree, order, governmental permit or license,

franchise or agreement, indenture, instrument or authorization applicable to, of or held by it or its Subsidiaries, or to which it, its Subsidiaries or its or its Subsidiaries' respective

properties are subject or bound, which breach, violation or

default is reasonably likely to have a Material Adverse Effect on it; or (2) a breach or violation of, or a default under, its or its Subsidiaries' respective Articles of Incorporation or Bylaws.

(F)  MSBC Reports.  Except as Previously Disclosed, (1) MSBC's

Annual Report on Form 10-K, for the fiscal year ended December

31, 1996, and all other documents filed or to be filed subsequent to December 31, 1996 under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed with the SEC, all of which have been Previously Disclosed (all of the foregoing reports and documents of MSBC are hereinafter referred to as its "MSBC

Reports") did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein,

in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the MSBC Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the MSBC Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in

accordance with generally accepted accounting principles

consistently applied, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

     (G)  REGENCY REPORTS.  In the case of Regency only, it has

Previously Disclosed to MSBC copies of (1) Regency's Consolidated

Financial Statements, for the years ended December 31, 1994, 1995 and 1996; (2) RB's "Consolidated Report of Condition and Income"

on Form FFIEC 034, as delivered to the appropriate bank

regulatory authority for the years ended December 31, 1994,

December 31, 1995, and December 31, 1996 and for the periods ending March 31, 1997 and June 30, 1997; (3) all other reports and documents filed with or sent to any federal or state

regulatory authority by it or RB during 1995, 1996 and 1997; and

(4) to the extent not prohibited by law, all reports of any state or federal regulatory authority relating to it or RB and received during or relating to matters in 1995, 1996 or 1997 (all of the foregoing reports and documents are hereinafter referred to as

"Regency Reports").  Regency represents and warrants to MSBC that, as of their respective dates, the Regency Reports referred to in (1) and (2) above fairly present the financial position of the entity or entities to which they relate and each of the

statements of income and changes in stockholders' equity and cash flows or equivalent statements (including any related notes and schedules thereto) fairly present the results of operations,

changes in stockholders equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein and, in the case of the Regency

Statements referred to in (1) in accordance with generally

accepted accounting principles, consistently applied, and that,

as of their respective dates the Regency Reports referred to in

(2) and (3) above complied in all material respects with all legal and regulatory requirements applicable thereto.

     (H)  MATERIAL EVENTS.  Except as Previously Disclosed, no

event(s), occurrence(s), condition(s), or circumstance(s),

whether known or unknown, has or have occurred which has or is reasonably likely to have at any future time a Material Adverse

Effect on it.

     (I)  LITIGATION.  Except as Previously Disclosed, no

litigation, proceeding or controversy before any court or

governmental agency and no mediation or arbitration is pending which has or is reasonably likely to have at any future time a

Material Adverse Effect on it and, to the best of its knowledge,

no such litigation, proceeding, controversy, mediation or

arbitration  has been threatened.

     (J)  MATERIAL CONTRACTS.  Except as Previously Disclosed and

except for this Plan and the Stock Option Agreement, neither it nor any Subsidiary is bound by any material contract (as to it and its Subsidiaries taken as a whole) to be performed in whole or part after the date hereof.

     (K)  COMMISSIONS.  All negotiations relative to this Plan

and the transactions contemplated hereby have been carried on by it directly with the other parties hereto and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment, excluding a fee in an amount Previously Disclosed to Wheat, First Securities, Inc. who has acted as financial

advisor to Regency.

     (L)  ERISA.  Except as Previously Disclosed:

          (1)  all "employee benefit plans" within the meaning of

Section 3(3) of the Employee Retirement Income Security Act of

1974, as amended ("ERISA"), covering employees or former

employees of it and/or its Subsidiaries (the "Employees") are

Previously Disclosed, true and complete copies of which have been made available to the other party;

          (2)  all employee benefit plans covering Employees, to

the extent subject to ERISA (the "ERISA Plans"), are in

compliance with ERISA, except for failure to so comply which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it; each ERISA Plan which is an

"employee pension benefit plan" within the meaning of Section

3(2) of ERISA ("Pension Plan") and which is intended to be

qualified under Section 401(a) of the Internal Revenue Code of

1986, as amended (the "Code"), has either (a) received a

favorable determination letter from the Internal Revenue Service,

or (b) is or will be the subject of an application for a

favorable determination letter, and it is not aware of any

circumstances likely to result in the revocation or denial of any such favorable determination letter; there is no pending or, to the best of its knowledge, threatened litigation relating to the

ERISA Plans which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it; and neither it nor any Subsidiary has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such

transaction expired as of the date hereof, would subject it or the Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which is reasonably likely, individually or in the aggregate, to have a

Material Adverse Effect on it;

          (3)  no liability under Subtitle C or D of Title IV of

ERISA has been or is expected to be incurred by it or any

Subsidiary with respect to any ongoing, frozen or terminated

"single-employer plan", within the meaning of Section 4001(a)(15)

of ERISA, currently or formerly maintained by any of them or any entity which is considered one "employer" with it or any

Subsidiary under Section 4001(a)(14) of ERISA or Section 414 of the Code (an "ERISA Affiliate"), which liability is reasonably likely to have a Material Adverse Effect on it; neither it nor any Subsidiary has incurred and does not expect to incur any withdrawal liability with respect to a multiemployer plan under

Subtitle E of Title IV of ERISA; and to its knowledge no notice of a "reportable event" within the meaning of Section 4043 of

ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or the

Pension Plan of an ERISA Affiliate within the 12-month period ending on the date hereof;

          (4)  during the current plan year and the immediately

preceding three plan years of such ERISA Plan, all contributions required to be made under the terms of any ERISA Plan of it or an

ERISA Affiliate have been timely made; and no pension plan of it or an ERISA Affiliate has an "accumulated funding deficiency"

(whether or not waived) within the meaning of Section 412 of the

Code or Section 302 of ERISA which is reasonably likely,

individually or in the aggregate, to have a Material Adverse

Effect on it;

          (5)  under each Pension Plan which is a single-employer

plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section

4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the ERISA Plan's most recent actuarial valuation) did not exceed the then current value of the assets of such ERISA Plan, and there has been no material adverse change in the financial position of such ERISA Plan since the last day of the most recent plan year; and

          (6)  there are no material current or projected

liabilities for retiree health or life insurance benefits.

     (M)  REGULATORY APPROVALS.  It knows of no reason why the

regulatory approvals referred to in Paragraphs (B) and (C) of

Article VI should not be obtained without the imposition of any condition of the type referred to in the proviso following such

Paragraph (C).

     (N)  AGREEMENTS WITH BANK REGULATORS.  Except as Previously

Disclosed neither MSBC nor Regency nor any Subsidiary,

respectively, is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or a recipient of any extraordinary supervisory letter from,

any bank regulator which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has it been advised by any bank regulator that it is contemplating issuing or requesting any such order, decree, agreement, memorandum of

understanding, extraordinary supervisory letter, commitment

letter or similar submission.

     (O)  SUBSIDIARIES.  In the case of Regency only, t has no

subsidiaries other than RB, all of the outstanding shares of which are validly issued, fully paid and nonassessable (except pursuant to 12 USC  55) and are owned by it free and clear of all liens, claims, encumbrances and restrictions on transfer whatsoever.  In the case of MSBC only, its only Subsidiaries are the MSBC Subsidiaries, all of the outstanding shares of which

(with the exception of MB Corp. and the Holding Company as of the date hereof) are validly issued, fully paid and nonassessable

(except pursuant to 12 USC  55 or comparable state law) and are owned by it free and clear of all liens, claims, encumbrances and restrictions on transfer whatsoever.

     (P)  COLLECTIVE BARGAINING CONTRACTS.  Neither it nor any

Subsidiary is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization or is the subject of a

proceeding asserting that it or the Subsidiary has committed an unfair labor practice (within the meaning of the National Labor

Relations Act) or seeking to compel it or the Subsidiary to

bargain with any labor organization as to wages and conditions of employment.  There is not any strike or other labor dispute

involving it or any Subsidiary and to the best of its knowledge none is threatened.  It is not aware of any activity involving the employees of it or any Subsidiary seeking to certify a

collective bargaining unit or engaging in any other organization activity.

     (Q)  CLASSIFIED ASSETS AND LOAN AND LEASE LOSS RESERVE.

Regency has Previously Disclosed a list of the loans, extensions of credit or other assets of RB that were classified by the

examiners of the Federal Reserve Board ("FRB") or by the Bureau

of Financial Institutions of the Virginia State Corporation

Commission ("Virginia Bank Regulator") in its last respective preceding examination ("RB Asset Classification") and has

Previously Disclosed a list of its loans and extensions of credit by RB in the respective initial principal amount of $10,000 or more, any payment of which is, as of the date so disclosed,

delinquent ("RB Delinquent Loan List"). The RB Asset

Classification and the RB Delinquent Loan List are, respectively,

accurate and complete in all material respects and no loans,

extensions of credit or other assets (or portions thereof) that have been classified as of the respective date of the RB Asset

Classification by any regulatory examiner as "Other Loans

Specially Mentioned", "Substandard", "Doubtful", "Loss", or words of similar import are excluded from the amounts disclosed in the

RB Asset Classification other than amounts of loans, extensions of credit or other assets that were charged off by RB prior to the respective date of the RB Asset Classification.  RB's loan and lease loss reserve as Previously Disclosed to MSBC and MSBC's consolidated loan and lease loss reserve as Previously Disclosed to Regency are reasonably believed by the disclosing party to be adequate as of the date thereof and no event(s), occurrence(s),

condition(s) or circumstance(s) has or have occurred which have had, will have, or are reasonably likely (separately or

collectively) to have the effect of rendering such loan and lease loss reserve materially inadequate or causing a material addition to the reserve to be made.

     (R)  AFFILIATES.  In the case of Regency only, except as

Previously Disclosed, to the best of its knowledge, there is no person who, as of the date of this Plan, may be deemed to be an

"affiliate" of it as that term is used in Rule 145 under the

Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"; hereinafter the

Securities Act and the Exchange Act are referred to as the

"Federal Securities Laws").

     (S)  INSURANCE POLICIES.  In the case of Regency only, it

has made available to MSBC correct and complete copies of all of its or its Subsidiary's insurance policies respecting the

properties, operations, liabilities, officers, directors and employees thereof, all of which are in full force and effect or provide coverage to it or its Subsidiary and their respective officers, directors and employees.

     (T)  MSBC STOCK.  In the case of MSBC only, the shares of

MSBC Common Stock to be issued in exchange for shares of Regency

Common Stock and Directors  Options upon consummation of the

Merger will have been duly authorized and, when issued in

accordance with the terms of this Plan, will be validly issued,

fully paid and nonassessable and subject to no preemptive rights.

     (U)  TAKEOVER LAWS.  In the case of Regency only, it has

taken all necessary action to exempt the transactions

contemplated by this Plan and the Stock Option Agreement from, or the transactions contemplated by this Plan and the Stock Option

Agreement are otherwise exempt from, any applicable state

takeover laws in effect as of the date of this Plan, including,

without limitation, Articles 14 and 14.1 of the Virginia Stock

Corporation Act.

     (V)  APPROVAL OF THIS TRANSACTION.  In the case of Regency only, it has taken all action so that the entering into of this

Plan and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby (including without limitation the Merger) or any other action or combination of actions, or any other transactions, contemplated hereby or

thereby do not and will not (1) require a vote of stockholders

(other than as set forth in Paragraph (A) of Article VI); or (2)

result in the grant of any rights to any person under its

Articles of Incorporation or Bylaws or, except as Previously

Disclosed, under any agreement; or (3) except as set forth in

Paragraphs (B) and (C) of Article VI, and Section 8 of the Stock

Option Agreement and except for consents required to be obtained from the holders of Regency Options, require any consent or

approval under any law, rule, regulation, judgment, decree,

order, governmental permit or license or, except as Previously

Disclosed, the consent or approval of any other party to any agreement, indenture or instrument; or (4) restrict or impair in any way the ability of MSBC to exercise the rights granted

hereunder or under the Stock Option Agreement.

     (W)  ENVIRONMENTAL LAWS.  As to Regency only, (1) To its

knowledge, it, its Subsidiary, the Participation Facilities and

the Loan Properties (each as defined below) are, and have been,

in compliance with all Environmental Laws (as defined below),

except for instances of noncompliance which are not reasonably likely, individually or in the aggregate, to have a Material

Adverse Effect on it;

          (2)  there is no proceeding pending or, to its

knowledge, threatened before any court, governmental agency or board or other forum in which it, its Subsidiary, or any

Participation Facility has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a

defendant or potentially responsible party (a) for alleged

noncompliance (including by any predecessor) with any

Environmental Law or (b) relating to the release or threatened release into the environment of any Hazardous Material (as

defined below), whether or not occurring at or on a site owned,

leased or operated by it, its Subsidiary or any Participation

Facility, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it;

          (3)  to its knowledge, there is no proceeding pending

or threatened before any court, governmental agency or board or other forum in which any Loan Property, it or its Subsidiary is or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any

predecessor) with any Environmental Law or (b) relating to the release or threatened release into the environment of any

Hazardous Material, except for such proceedings pending or

threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it;

          (4)  to its knowledge, there is no reasonable basis for

any proceeding of a type described in subparagraphs (2) or (3)

above;

          (5)  to its knowledge, during the period of its or its

Subsidiary's (a) ownership or operation of any of their

respective current properties, (b) participation in the

management of any Participation Facility, or (c) holding of a security interest in a Loan Property, there have been no releases of Hazardous Material in, on, under or affecting any such

property, Participation Facility or Loan Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it;

          (6)  to its knowledge, prior to the period of its or

its Subsidiary's: (a) ownership or operation of any of their respective current properties, (b) participation in the

management of any Participation Facility, or (c) holding of a security interest in a Loan Property, there were no releases of

Hazardous Material in, on, under or affecting any such property,

Participation Facility or Loan Property, except for such releases that are not reasonably likely, individually or in the aggregate,

to have a Material Adverse Effect on it;

          (7)  the following definitions apply for purposes of

this Paragraph (W):  "to its knowledge" means the actual

knowledge of any officer of Regency, any information contained in the business records of Regency and, with respect to any "Loan

Property", any information contained in a Phase I or Phase II environmental assessment furnished to Regency; "Loan Property"

means any property owned by it or its Subsidiary or in which it or its Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property,

but only with respect to such property; "Participation Facility"

means any facility in which it or its Subsidiary participates in the management and, where required by the context, includes the owner or operator or such property, but only with respect to such property; "Environmental Law" means (a) any federal, state and local law, statute, ordinance, rule, regulation, code, license,

permit, authorization, approval, consent, legal doctrine, order,

judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (i) the protection, preservation or restoration of the environment (including, without limitation,

air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or

(ii) the exposure to, or the use, storage, recycling, treatment,

generation, transportation, processing, handling, labeling,

production, release or disposal of Hazardous Material, in each case as amended and as now in effect and includes, without

limitation, the federal Comprehensive Environmental Response,

Compensation, and Liability Act of 1980, the Superfund Amendments

and Reauthorization Act, the Federal Water Pollution Control Act

of 1972, the federal Clean Air Act, the Federal Clean Water Act,

the Federal Resource Conservation and Recovery Act of 1976

(including the Hazardous and Solid Waste Amendments thereto), the

Federal Solid Waste Disposal Act and the Federal Toxic Substances

Control Act, and the Federal Insecticide, Fungicide and

Rodenticide Act, the Federal Occupational Safety and Health Act

of 1970, each as amended and as now in effect, and (b) any common law or equitable doctrine (including, without limitation,

injunctive relief and tort doctrines such as negligence,

nuisance, trespass and strict liability) that may impose

liability or obligations for injuries or damages due to, or

threatened as a result of, the presence of or exposure to any

Hazardous Material; "Hazardous Material" means any substance presently listed, defined, designated or classified as hazardous,

toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or quantity, and includes,

without limitation, any oil or other petroleum product, toxic waste, pollutant, contaminant, hazardous substance, toxic

substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material,

asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

     (X)  TAXES.  Except as Previously Disclosed, to the best of its knowledge (1) all reports and returns with respect to Taxes

(as defined below) that are required to be filed by or with

respect to it or its Subsidiaries, including without limitation consolidated federal income tax returns of it and its

Subsidiaries (collectively, the "Tax Returns"), have been duly filed, or requests for extensions have been timely filed and have not expired, for periods ended on or prior to September 30, 1997,

and on or prior to the date of the most recent fiscal year end immediately preceding the Merger Effective Date, except to the extent all such failures to file, taken together, are not

reasonably likely to have a Material Adverse Effect on it, and such Tax Returns were true, complete and accurate in all material respects, (2) all material taxes (which shall mean federal,

state, local or foreign income, gross receipts, windfall profits,

severance, property, production, sales, use, license, excise,

franchise, employment, withholding or similar taxes imposed on the income, properties or operations of it and its Subsidiaries,

together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or

penalties, collectively the "Taxes") shown to be due on the Tax

Returns have been paid in full, (3) all Taxes due with respect to completed and settled examinations have been paid in full, (4) no issues have been raised by the relevant taxing authority in

connection with the examination of any of the Tax Returns which are reasonably likely to result in a determination that would have a Material Adverse Effect on it, except as reserved against in the Regency Reports, and (5) no waivers of statutes of

limitations (excluding such statutes that relate to years

currently under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of it or its

Subsidiaries.

     (Y)  LEGAL COMPLIANCE.  Except as Previously Disclosed, it

and its Subsidiaries are in compliance with all applicable laws,

ordinances, orders, decrees, or resolutions of any governmental entity relating or applicable to the conduct of their respective businesses, operations, employment practices or relating to the ownership or use of their respective properties which either alone or in the aggregate have or are reasonably likely to have a

Material Adverse Effect on it.

     (Z)  CERTAIN INTERESTS.  Except in arm's length transactions pursuant to normal commercial terms and conditions, no executive officer or director of it or its Subsidiaries has any material interest in any property, real or personal, tangible or

intangible, used in or pertaining to the business of it and its

Subsidiaries, except for the usual rights of a shareholder in it;

no such person is indebted to it, except for normal business expense advances and for loans made, in the case of MSBC, by an

MSBC Bank Subsidiary, and in the case of Regency, by RB, in each case in full compliance with the law, including but not limited to, Regulation O of the FRB and in the ordinary course of

business; and it is not indebted to such person except for

amounts due under normal and disclosed compensation arrangements or reimbursement of ordinary business expenses.

     (AA) LICENSES.  It and its Subsidiaries have in effect all approvals, authorizations, consents, licenses, clearances, and orders of and registrations with all governmental and regulatory authorities the failure to have and comply with which either alone or in the aggregate would have a Material Adverse Effect on

it.

     (BB) LIABILITIES.  Except to the extent reflected or

reserved against in the MSBC Reports, as to MSBC and its

Subsidiaries, and in the Regency Reports, as to Regency and RB,

and except as Previously Disclosed, it and its Subsidiaries have no material liability or obligation of any nature whether

accrued, absolute, contingent or otherwise and whether due or to become due.

     (CC) TEN PERCENT SHAREHOLDERS.  Except as Previously

Disclosed, it has no shareholder who owns of record or

beneficially 10% or more of the outstanding shares of Regency

Common Stock, or MSBC Common Stock, as the case may be, and there is no person known to it who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (1) voting power which includes the power to vote or to direct the voting of, such shares and/or (2) investment power, which includes the power to dispose or to direct the

disposition, of 10% or more of the outstanding shares of Regency

Common Stock or MSBC Common Stock, as the case may be (all of the foregoing, "10% Ownership").  There is no person to its knowledge who, directly or indirectly, has created or uses a trust, proxy,

power of attorney, pooling arrangement or any other contract,

arrangement or device with the purpose or effect of divesting such person of 10% Ownership or preventing the vesting of 10%

Ownership.  A person shall also be deemed to be a beneficial owner for purposes of the foregoing if that person has the right to acquire beneficial ownership of such shares within 60 days.

     (DD) OPTION SHARES.  In the case of Regency only, the Option

Shares (as defined in the Stock Option Agreement) when issued upon exercise of the Option, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

     (EE) ARTICLES AND BYLAWS.  In the case of Regency only,

true, correct and current copies of its and its Subsidiary's

Articles of Incorporation (or Association) and bylaws have been delivered to MSBC.

     (FF) MSBC SHAREHOLDER APPROVAL.  In the case of MSBC, the

approval of the Merger by the holders of shares of MSBC Common

Stock is not required.

     (GG) POOLING OF INTERESTS.  It has taken no action that

would cause the Merger to fail to qualify for pooling of

interests accounting treatment.


                         V.  COVENANTS

     Regency hereby covenants to MSBC, and MSBC hereby covenants to Regency, that:

     (A)  BEST EFFORTS TO COMPLETE MERGER.  Subject to the terms and conditions of this Plan, it shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do,

or cause to be done, all things necessary, proper or desirable,

or advisable under applicable laws, as promptly as practicable so as to permit consummation of the Merger within the time

contemplated by this Agreement and to otherwise enable

consummation of the transactions contemplated hereby and by the

Stock Option Agreement and shall cooperate fully with the other parties hereto to that end (it being understood that any

amendments to the Registration Statement (as hereinafter defined)

or a resolicitation of proxies as a consequence of an acquisition agreement by MSBC shall not violate this covenant), including (1)

using its best efforts to lift or rescind any order adversely affecting its ability to consummate the transactions contemplated herein and in the Stock Option Agreement and to cause to be

satisfied the conditions referred to in Article VI and in the

Stock Option Agreement, and each of Regency and MSBC shall use,

and shall cause their respective Subsidiaries to use, their

respective best efforts to obtain all consents (governmental or other) necessary or desirable for the consummation of the

transactions contemplated by this Plan and the Stock Option

Agreement; and (2) in the case of Regency, cooperating with MSBC in supplying such information as MSBC may reasonably request in connection with any public offerings of securities by MSBC prior to the Merger Effective Date.  Notwithstanding the foregoing, in the event that one party hereto notifies the other party pursuant to Paragraph (B) of Article VIII that a breach has occurred in this Plan, either party shall have the option of suspending its obligations under this Paragraph or Paragraph (O) of this Article until such time as the breach has been cured.

     (B)  REGENCY PROXY STATEMENT.  In the case of Regency only,

(1)  it shall promptly prepare and provide to MSBC prior to its filing and mailing a proxy statement (the "Proxy Statement") to be mailed to the holders of Regency Common Stock in connection with the Merger and to be filed by MSBC in a registration

statement (the "Registration Statement") with the SEC, which shall conform to all applicable legal requirements; (2) without limiting the foregoing, at the time such Proxy Statement or any amendment or supplement thereto is mailed to holders of Regency

Common Stock and at all times thereafter up to and including the meeting of Regency shareholders referred to in Subparagraph (3)

of this Paragraph (B), the Proxy Statement and such amendments and supplements will comply in all material respects with the provisions (to the extent applicable) of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or

necessary to make the statements contained therein not

misleading; provided, however, in no event shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Proxy Statement made in reliance upon, and in conformity with, written information concerning another party furnished by such other party specifically for use in the Proxy Statement; (3) it shall hold a special meeting (the

"Meeting") of the holders of Regency Common Stock as soon as practicable after the Registration Statement has become effective for purposes of voting upon this Plan, the Plan of Merger and the

Merger contemplated hereby and thereby, and (4) it shall use its best efforts to solicit and obtain votes of the holders of

Regency Common Stock in favor of the above proposals and shall once, at MSBC's request, recess or adjourn the Meeting for a period not exceeding ten days (unless Regency consents to a

longer period) if such recess or adjournment is deemed by MSBC to be necessary or desirable.

     (C)  REGISTRATION STATEMENT CONTENTS.  When the Registration

Statement or any post-effective amendment or supplement thereto shall become effective, and at all times subsequent to such

effectiveness, up to and including the date of the Meeting, such

Registration Statement and all amendments or supplements thereto,

with respect to all information set forth therein furnished or to be furnished by Regency relating to Regency and its Subsidiary and by MSBC relating to MSBC  and the MSBC Subsidiaries (1) will comply in all material respects with the provisions of the

Securities Act and any other applicable statutory or regulatory requirements, and (2) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, in no event shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Registration

Statement made in reliance upon, and in conformity with, written information concerning another party furnished by such other party specifically for use in the Registration Statement.  In connection with the preparation of the Registration Statement and related Prospectus/Proxy Statement, each will cooperate with the other and will furnish the information concerning itself required by law to be included therein.

     (D)  EFFECTIVENESS OF REGISTRATION STATEMENT.  MSBC will

advise Regency, promptly after MSBC receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed and becomes effective or of the issuance of any stop order or the suspension of the qualification of the MSBC Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the

amendment or supplement of the Registration Statement or for additional information.

     (E)  PUBLIC ANNOUNCEMENTS.  It agrees that, unless approved by the other party hereto in advance, it will not issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise

required by law or applicable NASD or stock exchange rule.

     (F)  REVIEW OF INFORMATION.

          (1) Upon reasonable notice, it shall afford the other

party hereto, and its officers, employees, counsel, accountants and other authorized representatives, access, during normal

business hours throughout the period prior to the Merger

Effective Date, to all of its properties, books, contracts,

commitments, properties and records to the extent permitted by law and to its officers, employees, counsel and accountants,

authorizing each of them to discuss fully with the other party's representatives all matters related to this Plan, the

transactions contemplated hereby and the condition, operations,

business, assets or properties of such party.  During such

period, it shall also furnish promptly to the other party hereto

(a) a copy of each material report, schedule and other document filed by it pursuant to the requirements of the Federal

Securities Laws or any state laws, rules and regulations

regulating the issuance, sale or exchange of securities or the markets in which any of the foregoing occurs ("Blue Sky Law(s)"

which together with the Federal Securities Laws are hereinafter referred to as the "Securities Laws") or banking laws, and (b)

all other information concerning its business, properties and personnel as the other parties hereto may reasonably request.  No investigation pursuant to this Paragraph (F) by any party shall affect or be deemed to modify or waive any representation or warranty made by any other party hereto or the conditions to the obligation of the first party to consummate the transactions contemplated by the Plan.

          (2) Each party hereto agrees not to use any information

obtained pursuant to this Paragraph (F) for any purpose unrelated to its evaluation of the transactions contemplated by this Plan and the Stock Option Agreement.  If the Merger is not

consummated, each party will hold all information and documents obtained pursuant to this Paragraph in confidence (as provided in

Paragraph (F) of Article VIII) except to the extent that

disclosure to a third party is for the purpose of assisting in the assessment of such information or documents for purposes of evaluating this Plan and its consummation (in which case

reasonable steps shall be taken to  preserve the confidentiality thereof) and in any event unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by such party or as it is advised by counsel that any such information or document is

required by law or applicable NASD or stock exchange rule to be disclosed.  In the event of the termination of this Plan, each party will, upon request by the other party, deliver to the other all documents so obtained by it or destroy such documents.

     (G)  NO SOLICITATION.  In the case of Regency only, (1) it shall not, and shall direct the officers, directors, employees and other persons affiliated with it or any investment banker,

attorney, accountant or other representative of it, not to,

directly or indirectly, solicit or encourage inquiries or

proposals with respect to, or (except as required by the

fiduciary duties of its Board of Directors as advised in writing by its counsel) furnish any nonpublic information relating to or participate in any negotiations or discussion concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, it or any merger or other business combination with it other than as contemplated by this Plan,; (2) shall notify MSBC immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, it; and (3) shall instruct its officers, directors, agents, advisors and affiliates to refrain from doing any of the foregoing.

     (H)  FILING OF REGISTRATION STATEMENT.  In the case of MSBC only, it shall, as promptly as practicable following the date of this Plan, prepare and file the Registration Statement with the

SEC and MSBC shall use its best efforts to cause the Registration

Statement to be declared effective as soon as practicable after the filing thereof.

     (I)  BLUE SKY.  In the case of MSBC only, it shall use its best efforts to obtain, prior to the effective date of the

Registration Statement, all necessary Blue Sky Law permits and approvals, provided that MSBC shall not be required by virtue thereof to submit to general jurisdiction in any state.

     (J)  AFFILIATES.  In the case of Regency only, it will cause each person who may be deemed to be an "affiliate" of it for purposes of Rule 145 under the Securities Act to execute and deliver to in the form attached hereto as Exhibit B restricting the disposition of such affiliate's shares of Regency Common

Stock and the shares of MSBC Common Stock to be received by such person in exchange for such person's shares of Regency Common

Stock.

     (K)  REGENCY'S POLICIES AND PRACTICES.  In the case of

Regency only:  Regency shall and shall cause its Subsidiary to use its best efforts to modify and change its credit, investment,

litigation, and real estate valuation policies and practices

(including loan classifications and levels of reserves) prior to the Merger Closing so as to be consistent on a mutually

satisfactory basis with those of MSBC and generally accepted accounting principles.  Regency shall not be required to modify or change any policies or practices, however, until (x)

satisfaction of the conditions set forth in Paragraphs (A), (B)

and (C) of Article VI, (y) such time as Regency and MSBC shall reasonably agree that the Merger Closing will occur prior to public disclosure of such modifications or changes in regular periodic earnings releases or periodic reports filed with the SEC or other applicable governmental authority available to the

public, and (z) such time as MSBC acknowledges in writing that all conditions to MSBC's obligation to consummate the Merger (and

MSBC's rights to terminate this Plan) have been waived or

satisfied; provided, however, that in all circumstances Regency shall and shall cause its Subsidiary to make such modifications and changes not later than immediately prior to the Merger

Effective Date.  Regency's representations, warranties and

covenants and contained in the Plan shall not be deemed to be untrue or breached in any respect for any purpose as a

consequence of any modifications or changes undertaken solely on account of this Paragraph (K).

     (L)  STATE TAKEOVER LAWS.  In the case of Regency only, it shall not take any action that would cause the transactions

contemplated by this Plan and/or the Stock Option Agreement to be subject to any applicable state takeover statute in effect as of the date of this Plan and shall take all necessary steps to

exempt (or ensure the continued exemption of) the transactions contemplated by this Plan and the Stock Option Agreement from, or if necessary challenge the validity or applicability of, any applicable state takeover law, as now or hereafter in effect,

including, without limitation, Articles 14 and 14.1 of the

Virginia Stock Corporation Act.

     (M)  REGENCY SPECIAL SHAREHOLDER RIGHTS.  In the case of

Regency only:  (1) it shall take all necessary steps to ensure that the entering into of this Plan and the Stock Option

Agreement and the consummation of the transactions contemplated hereby and thereby (including without limitation the Merger and the exercise of the Option) and any other action or combination of actions, or any other transactions contemplated hereby or thereby do not and will not result in the grant of any rights to any person under the Articles of Incorporation of Bylaws of

Regency or under any agreement to which Regency is a party (other than as Previously Disclosed); or (2) it shall not restrict or impair in any way the ability of MSBC to exercise the rights granted hereunder or under the Stock Option Agreement.

     (N)  SHAREHOLDER APPROVAL.  In the case of Regency, only, it shall not adopt any plan or other arrangement granting any rights to any shareholders that would adversely affect in any way MSBC's rights under this Plan or the Stock Option Agreement and, in the case of MSBC only, it shall not amend the terms of its

Participating Cumulative Preferred Stock, Series A, of which

100,000 shares are authorized but unissued as of September 30,

1997, in a manner that affects holders of Regency Common Stock in a disproportionate manner.

     (O)  BEST EFFORTS FOR MERGER.  Subject to the terms of this

Agreement, it undertakes and agrees to use its best efforts to cause the Merger to be effected.

     (P)  NOTICE OF ADVERSE EVENTS.  It shall promptly (but in

any event within ten days after discovering the same) notify the other party hereto in writing of any event(s), occurrence(s),

condition(s) or circumstance(s) which alone or in the aggregate results or is reasonably likely to result in the inaccuracy of any warranty or representation or the material breach of any covenant or agreement in this Plan of the party discovering the same.

     (Q)  GOVERNMENT APPLICATIONS.  In the case of MSBC only, it shall promptly prepare and submit an application to the FRB and the Virginia Bank Regulator for approval of the Merger and

promptly make all appropriate filings to secure all other

approvals, consents and rulings which are necessary for the

consummation of the Merger by MSBC.  Both MSBC and Regency will use their best efforts to obtain and will cooperate with each other in making applications for such approvals or other actions advisable in the reasonable judgment of MSBC, with the consent of

Regency, such consent not to be unreasonably withheld, to

consummate the Merger including, but not limited to, promptly furnishing information relating to it and its Subsidiaries

required to be set forth therein; provided, however, that any approval shall not require a change which materially adversely impacts the economic or business benefits to either MSBC or

Regency of the transactions contemplated by this Plan so as to render inadvisable the consummation of the Merger in the

reasonable opinion of the Board of Directors of either MSBC or

Regency.

     (R)  ENVIRONMENTAL TESTS.  Regency and its Subsidiary will allow MSBC to conduct, through designated representatives,

environmental and engineering tests provided that no test or information discovered pursuant thereto shall be deemed to affect or modify or waive any representation or warranty made by

Regency.

     (S)  LISTING OF MSBC COMMON STOCK.  MSBC will use its best efforts, prior to the Merger Effective Date, to cause the shares of the MSBC Common Stock to be issued to Regency shareholders in connection with the consummation of the Plan, to be listed on the

NASDAQ/NMS, upon official notice of issuance.

     (T)  EXECUTION OF PLAN BY HOLDING COMPANY.  Upon the

incorporation of the Holding Company and its due organization subsequent to the date of this Agreement and prior to Merger

Closing, MSBC shall cause the Holding Company by a duly

authorized officer to execute this Plan.

     (U)  DIRECTORS OPTIONS.  Not less than thirty days prior to the Merger Closing each holder of a Directors Option shall have entered into a written agreement with Regency for the express benefit of and reasonably satisfactory to MSBC agreeing to accept as of the Merger Closing in full satisfaction of the optionee's rights under such Directors Option that number of shares of MSBC

Common Stock equal to the quotient obtained by dividing (y) the difference between $13.00 minus the respective Strike Price for such Option by (z) the Average MSBC Share Price ("Option Ratio").

If the Option Ratio computed in accordance with the immediately preceding sentence is less than the ratio ("Bottom Ratio")

obtained by dividing (aa) the difference between $13.00 minus the respective Strike Price, by (bb) $32.00, the Option Ratio shall be the Bottom Ratio; if the Option Ratio computed in accordance with the immediately preceding sentence is greater than the ratio

("Top Ratio") obtained by dividing (i) the difference between

$13.00 minus the respective Strike Price, (ii) by $26.00, the

Option Ratio shall be the Top Ratio.  As of the Merger Closing,

the optionees with respect to all outstanding Directors Options shall by agreement be entitled to receive from MSBC only the shares of MSBC Common Stock as provided in the agreements

executed in accordance with this Paragraph and shall have no further rights under the terms of their Directors Options.

     (V)  POOLING LETTER.  MSBC and Regency shall have received a letter, dated as of the Merger Effective Date, in a form and substance reasonably acceptable to MSBC and Regency, from Coopers

& Lybrand to the effect that the acquisition of Regency Common

Stock by MSBC and the Merger will qualify for pooling of

interests accounting treatment.

     (W)  TRANSACTIONS IN MSBC COMMON STOCK.  Other than

transactions in MSBC Common Stock in connection with employee benefit plans of MSBC or in connection with the operation in the ordinary course of MSBC's dividend reinvestment plan, neither

MSBC or any MSBC Subsidiary or Regency or any Regency subsidiary will purchase, sell or otherwise acquire or dispose of any shares of MSBC Common Stock during the period of calculation of the

Average MSBC Share Price.



          VI. CONDITIONS TO CONSUMMATION OF THE MERGER.

     Consummation of the Merger is conditioned upon:

     (A)  SHAREHOLDER APPROVAL.  Approval of the Merger and the

other transactions contemplated hereby (including any actions contemplated by Paragraph (L) of Article VIII) by the requisite vote of the stockholders of Regency.

     (B)  SPECIFIC REGULATORY APPROVAL.  Procurement of the

approval by the FRB and the Virginia Bank Regulator of the Merger

and procurement of all other regulatory consents and approvals applicable to financial institutions and their holding companies and satisfaction of all other regulatory requirements applicable to financial institutions and their holding companies necessary for consummation of the Merger, and the expiration of the

statutory waiting periods relating thereto.

     (C)  GENERAL GOVERNMENTAL APPROVAL.  Procurement of all

other governmental consents and approvals (including but not limited to approval of Articles of Merger by the Virginia

Corporation Authority) and satisfaction of all other requirements prescribed by law which are necessary to the consummation of the

Merger; provided, however, that no approval or consent in

Paragraph (B) or (C) of this Article VI shall have imposed any condition or requirement which would materially adversely impact the economic or business benefits to either MSBC or Regency of the transactions contemplated by this Plan so as to render

inadvisable the consummation of the Merger.

     (D)  NO COUNTERVENING ORDERS.  There shall not be in effect any order, decree or injunction of any court or agency of

competent jurisdiction that enjoins or prohibits consummation of the Merger.

     (E)  ACCOUNTANTS' REPORTS AS TO MSBC.  Regency and its

directors shall have received from Coopers & Lybrand letters,

dated the date of or shortly prior to (i) the mailing of the

Proxy Statement, and (ii) the Merger Effective Date, in form and substance satisfactory to Regency with respect to MSBC's

consolidated financial position and results of operations, which letters shall be based upon customary specified procedures

undertaken by such firm.

     (F)  ACCOUNTANTS' REPORTS AS TO REGENCY.  MSBC shall have

received from KPMG Peat Marwick LLP, dated the date of or shortly prior to (1) the mailing of the Proxy Statement, (2) the public offerings of any securities by MSBC prior to the Merger Effective

Date, and (3) the Merger Effective Date, in form and substance satisfactory to MSBC with respect to Regency's financial position and results of operations, which letters shall be based upon customary specified procedures undertaken by such firm.

     (G)  MSBC LEGAL OPINION.  Regency shall have received an

opinion, dated the Merger Effective Date, of Flippin, Densmore,

Morse, Rutherford & Jessee, P.C., counsel for MSBC and the

Holding Company, in form reasonably satisfactory to Regency,

which shall cover the matters contained in Exhibit C hereto.

     (H)  REGENCY LEGAL OPINION.  MSBC and its directors and

officers who sign the Registration Statement shall have received an opinion, dated the Merger Effective Date of LeClair Ryan, a professional corporation, in form reasonably satisfactory to

MSBC, which shall cover the matters contained in Exhibit D

hereto.

     (I)  MSBC REPRESENTATIONS AND WARRANTIES.  (1) Each of the

representations and warranties contained herein of MSBC shall be true and correct as of the date of this Plan and upon the Merger

Effective Date with the same effect as though all such

representations and warranties had been made on the Merger

Effective Date, except for any such representations and

warranties made as of a specified date, which shall be true and correct as of such date; and (2) each and all of the agreements and covenants of MSBC to be performed and complied with pursuant to this Plan and the other agreements contemplated hereby prior to the Merger Effective Date shall have been duly performed and complied with in all material respects, and Regency shall have received a certificate or certificates signed by the Chief

Executive Officer and Chief Financial Officer of MSBC dated the

Merger Effective Date, to such effect.

     (J)  REGENCY REPRESENTATIONS AND WARRANTIES.  (1) Each of

the representations and warranties contained herein of Regency shall be true and correct as of the date of this Plan and upon the Merger Effective Date with the same effect as though all such representations and warranties had been made on the Merger

Effective Date, except for any such representations and

warranties made as of a specified date, which shall be true and correct as of such date; and (2) each and all of the agreements and covenants of Regency to be performed and complied with

pursuant to this Plan and the other agreements contemplated

hereby prior to the Merger Effective Date shall have been duly performed and complied with in all material respects, and MSBC shall have received a certificate signed by the Chief Executive

Officer and the Chief Financial Officer of Regency dated the

Merger Effective Date, to such effect.

     (K)  REGISTRATION STATEMENT EFFECTIVENESS.  The Registration

Statement shall have become effective and no stop order

suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other regulatory authority.

     (L)  BLUE SKY APPROVALS.  MSBC shall have received all Blue

Sky Law approvals, permits and other authorizations necessary to consummate the Merger.

     (M)  TAX FREE REORGANIZATION OPINION.  MSBC and Regency

shall have received an opinion from Flippin, Densmore, Morse,

Rutherford & Jessee, PC to the effect that (1) the acquisition of

Regency Common Stock by MSBC and the Merger constitutes a

reorganization under Section 368 of the Code, and (2) no gain or loss will be recognized by stockholders of Regency who receive shares of MSBC Common Stock in exchange for their shares of

Regency Common Stock except that gain or loss may be recognized as to cash received in lieu of fractional share interests and, in rendering their opinion, may require and rely upon

representations contained in certificates of officers of MSBC,

Regency and others.

     (N)  LISTING OF MSBC COMMON STOCK.  The shares of MSBC

Common Stock issuable pursuant to the Merger shall have been approved for listing on the NASDNAQ/NMS, subject to official notice of issuance.

     (O)  AFFILIATE LETTERS.  MSBC shall have received from each affiliate of Regency the affiliates letter referred to in

Paragraph (J) of Article V.

     (P)  REGENCY FAIRNESS OPINION.  At the time the Proxy

Statement is mailed to the holders of shares of Regency Common

Stock, the Board of Directors of Regency shall have received an opinion from Wheat, First Securities, Inc. that the Exchange

Ratio is fair to the shareholders of Regency from a financial point of view.

     (Q)  EMPLOYEE OPTIONS.  As of a date which is no later than

30 days before the Merger Closing, each and every holder of an

Employee Option to purchase shares of Regency Common Stock, to the extent legally necessary to allow such conversion, shall have entered into a written agreement with Regency for the express benefit of and reasonably acceptable to MSBC obligating such holder to accept the conversion of such Employee Options with respect to MSBC Common Stock as contemplated by Paragraph (M) of

Article VIII.

     (R)  DIRECTORS OPTIONS.  Each optionee with respect to each

Regency Directors Option shall by written agreement with Regency for the express benefit of MSBC be entitled to receive from MSBC only the shares of MSBC Common Stock provided in Paragraph U of

Article V.

     provided, however, that a failure to satisfy any of the

conditions set forth in the proviso following Paragraph (C) or in

Paragraph (F), (H), (J), (L), (M), (O), (Q) or (R) of this

Article VI shall only constitute conditions if asserted by MSBC and a failure to satisfy any of the conditions set forth in the proviso following Paragraph (C), Paragraph (E), (G), (I), (M),

(N) or (P) of this Article VI shall only constitute conditions if asserted by Regency.

                          VII. TERMINATION.

     This Plan may be terminated prior to the Merger Effective

Date, either before or after receipt of required stockholder approval:

     (A)  MUTUAL CONSENT.  By the mutual consent of MSBC and

Regency , if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

     (B)  ON BREACH.  By MSBC or Regency, if its Board of

Directors so determines by vote of a majority of the members of its entire Board, in the event (1) any representation or warranty contained herein made by the other party is breached and the breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach, or (2) a material breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach; provided,

however, that a breach can only be asserted as a basis for

termination pursuant to this paragraph (B) by a party who is not itself at such time in breach hereof.

     (C)  FAILURE TO CONSUMMATE ON TIME.  By MSBC or Regency, if

its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by June 30, 1998.

     (D)  FAILURE TO OBTAIN CERTAIN APPROVALS.  By MSBC or

Regency, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event that

(1) any common stockholder approval contemplated by Paragraph (A)

of Article VI is not obtained at a meeting or meetings called for the purpose of obtaining such approval; (2) if any regulatory approval contemplated by Paragraph (B) of Article VI to the

extent necessary to consummate the Merger legally, is finally and unconditionally denied.

     (E)  FAILURE TO EXECUTE STOCK OPTION AGREEMENT.  By MSBC if,

prior to 5:00 p.m. on October 28, 1997, Regency does not execute and deliver to MSBC the Stock Option Agreement.

     (F)  POSSIBLE ADJUSTMENT IN EXCHANGE RATIO AND OPTION RATIO.

By Regency by vote of a majority of the members of its entire

Board during the ten (10) day period commencing on the

Determination Date if both of the following conditions are

satisfied:

                    (1)  if the Average MSBC Determination Price

               for MSBC Common Stock on the Determination Date is

               less than $26.00; and

                    (2)  if the First Percentage exceeds the

               Second Percentage by at least ten (10) percentage

               points;

subject, however, to the immediately following four sentences.

If Regency elects to exercise its termination right pursuant to

Paragraph (F) of Article VII, it shall give prompt written notice to MSBC (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten (10) day period).  During the seven (7) day period commencing with its receipt of such notice, MSBC shall have the option of increasing the consideration to be received by the holders of Regency Common

Stock

(including shares to be acquired pursuant to Employee Options)and by optionees with respect to Directors Options by adjusting the

Exchange Ratio and Option Ratio,

respectively, to equal a quotient, the numerator of which is

$26.00 multiplied by the Exchange Ratio (as then in effect) with respect to Regency Common Stock and the Option Ratio (as then in effect) with respect to the Directors Options and in either case the denominator of which is the Average MSBC Determination Price.

If MSBC makes the election contemplated by the immediately

preceding sentence, it shall give prompt written notice to

Regency of such election and the revised Exchange Ratio and

Option Ratio, whereupon no termination shall have accrued

pursuant to this Paragraph (F) and the Plan shall remain in

effect in accordance with its terms (except as the Exchange Ratio or Option Ratio shall have been so modified) and any references in this Plan to "Exchange Ratio" or "Option Ratio" shall

thereafter be deemed to refer to the Exchange Ratio or Option

Ratio as adjusted pursuant to this Paragraph (F).

     For purposes of this Paragraph (F) the following terms shall have the meanings indicated:

     "Average MSBC Determination Price" means the average of the bid/asked price for MSBC Common Stock as reported on the

NASDAQ/NMS for the 20 consecutive full trading days preceding the

Determination Date.

     "Determination Date" means the tenth calendar day prior to the Merger Closing.

     "First Percentage" means the percentage resulting from: (a)

taking the remainder ("First Remainder") obtained by subtracting the Average MSBC Determination Price from $29.75 (the average of the bid and asked prices of MSBC Common Stock as reported on the

NASDAQ/NMS on October 15, 1997; and (b) dividing the First

Remainder by the Average MSBC Determination Price.

     "Second Percentage" means the percentage resulting from: (a)

taking the remainder ("Second Remainder") obtained by subtracting the SNL Southeast Bank Index reported most recently prior to the last trading day in the measuring period for calculating the

Average MSBC Determination Price ("Recent SNL Bank Index") from the SNL Southeast Bank Index at October 15, 1997; and (b)

dividing the Second Remainder by the Recent SNL Bank Index.

                      VIII. OTHER MATTERS.

     (A)  SURVIVAL.  If the Merger Effective Date occurs, the

agreements of the parties in Paragraph (F) of Article II, and

Paragraphs (A), (D), (F), (I), (J) and (K) of this Article VIII shall survive the Merger Effective Date; all other

representations, warranties, agreements and covenants contained in this Plan shall be deemed to be conditions of the Merger and shall not survive the Merger Effective Date.  If this Plan is terminated prior to the Merger Effective Date, the agreements and representations of the parties in Paragraph (K) of Article IV,

Paragraphs (F)(2) of Article V and Paragraphs (A), (D), (E), (F)

and (I) of this Article VIII shall survive such termination.  In the event of the termination and abandonment of this Plan

pursuant to the provisions of Article VII, this Plan shall become void and have no effect, except (1) as provided in the

immediately preceding sentence; and (2) no party shall be

relieved or released from any liability arising out of a breach of any provisions of this Plan except as provided in Paragraph

(E) of this Article.

     (B)  WAIVER, AMENDMENT.  Prior to the Merger Effective Date,

any provision of this Plan may be (1) waived by the party

benefited by the provision, or (2) amended or modified at any time (including the structure of the transaction), by an

agreement in writing among the parties hereto approved by or approved in the manner authorized by their respective Boards of

Directors and executed in the same manner as this Plan, except that, after the vote by the stockholders of Regency, the

consideration to be received by the stockholders of Regency for each share of Regency Common Stock shall not be decreased (except in accordance with Section 4 of the Plan of Merger).

     (C)  COUNTERPARTS.  This Plan may be executed in one or more counterparts, each of which shall be deemed to constitute an original.  This Plan shall become effective when one counterpart has been signed by each party hereto.

     (D)  GOVERNING LAW.  This Plan shall be governed by, and

interpreted in accordance with, the laws of the State of

Virginia.

     (E)  FEES AND EXPENSES.  In the event that the Plan is

terminated in accordance with the provisions of Article VII

otherwise than on account of a breach by Regency, each party shall bear its own costs, expenses and fees in connection with and arising out of the Merger and the other transactions

contemplated by this Plan (including, without limitation, amounts paid or payable to investment bankers, to counsel and

accountants, and to governmental and regulatory agencies).  In the event that the Plan is terminated in accordance with the provisions of Article VII on account of a breach by one party,

the total documented out-of-pocket costs, expenses, and fees

(excluding only investment banking fees) incurred by the other party (regardless of whether incurred before or after the

execution of this Plan), so long as such other party shall not also be  in breach, in connection with and arising out of the

Merger and other transactions contemplated by this Plan shall be paid by the breaching party and shall promptly make such

reimbursement to the breaching party as is necessary to

effectuate the same.

     (F)  CONFIDENTIALITY.  Except as otherwise provided in

Paragraph (F)(2) of Article V, each of the parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed.

     (G)  NOTICES.  All notices, requests and other

communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand,

telegram or facsimile (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.



                    If to MSBC or Holding Company, to:

                    MainStreet BankGroup Incorporated
                    200 E. Church Street
                    Martinsville, VA 24112-5409

                    Attn:  Michael Brenan,
                           Chief Executive Officer

                    Copy to:

                    Douglas W. Densmore, Esq.
                    Flippin, Densmore, Morse, Rutherford & Jessee
                    300 First Campbell Square
                    Drawer 1200
                    Roanoke, Virginia 24006

                    If to Regency, to:

                    Regency Financial Shares, Inc.
                    1011 East Main Street
                    Richmond, Virginia 23219


                    Attn:     Merlin A. Henkel
                         President

                    Copy to:

                    George P. Whitley
                    LeClair Ryan
                    707 East Main Street, 11th Floor
                    Richmond, Virginia  23219


     (H)  DEFINITIONS.  Any term defined anywhere in this Plan

shall have the meaning ascribed to it for all purposes of this

Plan (unless expressly noted to the contrary).  In addition:

          (1)  the term "knowledge" when used with respect to a

party shall mean the actual knowledge or constructive knowledge assuming due inquiry after notice, of any Vice President or

equivalent or superior officer;

          (2)  the term "Material Adverse Effect," when applied

to a party, shall mean an event, occurrence, condition or

circumstance (including without limitation (a) the making of any provisions for possible loan and lease losses, classification of assets, loan or credit problems, investment losses or write-

downs, legal proceedings, violations of law, assertions of

claims, write-downs of other real estate and taxes) which, in any case, (i) has or is reasonably likely at any future time to have a material adverse effect on the financial condition, assets,

results of operations, liquidity, or business of the party and its Subsidiaries, taken as a whole, or (ii) has impaired or is reasonably likely to impair materially the party's ability to perform its obligations under this Plan or the consummation of the Merger and the other transactions contemplated by this Plan;

and provided that material adverse effect and material impairment shall not be deemed to include the impact of (x) changes in

banking and similar laws of general applicability or

interpretations thereof by courts or governmental authorities,

(y) changes in generally accepted accounting principles or

regulatory accounting requirements applicable to banks and bank holding companies generally and (z) the effects of Merger on the operating performance of the parties to this Plan;

          (3)  the term "Previously Disclosed" by a party shall

mean information set forth in a written disclosure that is

delivered by that party to the other party contemporaneously with the execution of this Plan and specifically designated as

information "Previously Disclosed" pursuant to this Plan;

provided, further, the mere inclusion of an item in a disclosure letter shall not be deemed an admission by a party that such item represents a material exception of fact, event or circumstances or that such item is reasonably likely to result in a Material

Adverse Effect.

     (I)  ENTIRE UNDERSTANDING.  This Plan represents the entire understanding of the parties hereto with reference to the

transactions contemplated hereby and supersede any and all other oral or written agreements heretofore made.  Nothing in this Plan expressed or implied, is intended to confer upon any person,

other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan, other than as provided in Paragraph (K) below.

     (J)  BENEFIT PLANS.  Upon consummation of the Merger, as

soon as administratively practicable employees of Regency shall be entitled to participate in MSBC's pension, severance, benefit and similar plans on the same terms and conditions as employees of MSBC and its Subsidiaries.  With respect to the MSBC 401(k)

plan only, employees of Regency shall be given full credit for prior service with Regency with respect to eligibility for and vesting in such plan.  MSBC shall cause the Continuing

Corporation to honor in accordance with their terms as in effect on the date hereof, or as amended after the date hereof with the prior written consent of MSBC, all employment, severance,

consulting and other compensation contracts and agreements

Previously Disclosed to MSBC and executed in writing by both

Regency or RB on the one hand and any individual current or

former director, officer or employee thereof on the other hand,

copies of which have previously been delivered by Regency to

MSBC.

     (K)  INDEMNIFICATION.  (1) In the case of MSBC only, it

agrees that for the period of the relevant statute of limitations but in no event less than six-years following the Merger

Effective Date, it shall cause the Continuing Corporation and any successor thereto to indemnify and hold harmless any person who has rights to indemnification from Regency to the same extent and on the same conditions as such person is entitled to

indemnification pursuant to Regency's Articles of Incorporation as in effect on the date of this Plan, to the extent legally permitted to do so, with respect to matters occurring on or prior to the Merger Effective Date (regardless of whether a claim is asserted in connection therewith on or prior to the Merger

Effective Date or thereafter). Without limiting the foregoing, in any case in which approval by the Continuing Corporation may be required to effectuate any such indemnification, MSBC shall cause the Continuing Corporation to direct, at the election of the party to be indemnified, that the determination of any such

approval shall be made by independent counsel mutually agreed upon between MSBC and the indemnified party.  MSBC shall use its reasonable best efforts to provide coverage to the officers and directors of the Continuing Corporation under MSBC policy or policies of director and officers liability insurance on the same or substantially similar terms then in effect for the directors and officers of MSBC and the Continuing Corporation shall

reimburse MSBC for the additional premium incurred by it in

connection with providing such coverage; (2) If MSBC or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provisions shall be made so that the successors and assigns of MSBC shall assume the obligations set forth in this

Paragraph (K)(1).  MSBC shall pay all reasonable costs, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Paragraph (K)(1).

     (L)  ACQUISITION OF MSBC.  In the event that MSBC is

acquired through a merger, share exchange or other business

combination in which it is not the surviving entity, MSBC agrees that it shall make provision by which the acquirer shall assume this Agreement and the holders of Regency Common Shares shall be entitled to receive the same consideration for such shares as the holders of MainStreet Common Stock received, giving effect to the

Exchange Ratio and appropriate provision shall be made for the holders of Regency Options.

     (M)  EMPLOYEE OPTIONS AND STOCK APPRECIATION RIGHTS.  From

and after the Merger Effective Date, all Employee Options to purchase shares of Regency Common Stock which are then

outstanding and unexercised, shall be converted into and become options with respect to MSBC Common Stock, and MSBC shall assume each such option and right, in accordance with the terms of the plan and agreement by which it is evidenced.  From and after the

Merger Effective Date, (i) each such Employee Option assumed by

MSBC may be exercised solely for shares of MSBC Common Stock,

(ii) the number of shares of MSBC Common Stock subject to each

Employee Option shall be equal to the number of shares of Regency

Common Stock subject to such Employee Option immediately prior to the Merger Effective Date multiplied by the Exchange Ratio, and

(iii) the per share exercise price under each such Employee

Option shall be adjusted by dividing the per share exercise price of each such Employee Option by the Exchange Ratio, and rounding to the nearest cent.  The maximum number of shares of Regency

Common Stock which are issuable upon exercise of such Employee

Options as of the date hereof are Previously Disclosed.  No stock appreciation rights are outstanding and unexercised as of the date hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this

instrument to be executed in counterparts by their duly

authorized officers, all as of the day and year first above

written.

                              MainStreet BankGroup Incorporated


                              By:  /S/MICHAEL BRENAN
                                   ------------------------------
                                   Michael Brenan
                                   Chief Executive Officer


                              Regency Financial Shares, Inc.


                              By:  /S/MERLIN A. HENKEL
                                   ------------------------------
                                   Merlin A. Henkel
                                   President/Chief Executive
Officer


                              JAA Corp.


                              By:  /S/JAMES E. ADAMS
                                   ------------------------------
                                   JAMES E. ADAMS
                                   President

                                                        EXHIBIT A
                       ARTICLES OF MERGER
                             MERGING
                            JAA CORP.
                     A VIRGINIA CORPORATION
                              INTO
                 REGENCY FINANCIAL SHARES, INC.
                     A VIRGINIA CORPORATION


     Pursuant to the provisions of Section 13.1-720 of the Virginia Stock Corporation Act, Regency Financial Shares, Inc., a Virginia corporation (the "Surviving Corporation"), as the surviving corporation, and JAA Corp., a Virginia corporation (the "Disappearing Corporation"), as the disappearing corporation, hereby execute and deliver the following articles of merger and set forth:

     1.   The Plan of Merger (the "Plan") pursuant to which the
          Disappearing Corporation will merge into the Surviving
          Corporation is attached hereto as Annex 1.

     2. The Plan was adopted by the unanimous consent of the sole shareholder of the Disappearing Corporation.

     3. The Plan was submitted to the shareholders of the Surviving Corporation by its board of directors in accordance with the provisions of Chapter 9 Title 13.1 of the Code of Virginia; and

               (a)  The designation, number of outstanding
               shares, and the number of votes entitled to be cast by each voting group entitled to vote separately on the Plan were:

                              No. of
     Designation         Outstanding Shares       No. of Votes
      Common

               (b)  The total number of votes cast for and
               against the Plan by each voting group entitled to vote separately on the Plan were:

     Total No. of Votes  Total No. of Votes       Voting Group
Cast for the Plan          Cast Against the Plan
           Common

     4.   Pursuant to Section 13.1-606 of the Virginia Stock
          Corporation Act, the effective time and date of the merger shall be _______a.m. on __________.

     The undersigned, _____________________, of Regency Financial
     Shares, Inc., and ______________________, of JAA Corp., each declare that the facts herein stated are true as of ____________, _________.

                              REGENCY FINANCIAL SHARES, INC.


                              By:________________________________

                              Its:  President



                              JAA CORP.


                              By:________________________________

                              Its:  President

                                                     Annex 1
                                                     to Exhibit A

                         PLAN OF MERGER


     A. JAA Corp. ("JAAC") is a corporation organized and existing under the laws of the Commonwealth of Virginia.

     B. Regency Financial Shares, Inc. ("Regency") is a corporation organized and existing under the laws of the Commonwealth of Virginia.

     C. JAAC and Regency, their respective Boards of Directors and shareholders have approved a statutory merger ("Merger") of JAAC (the "Disappearing Corporation") with and into Regency ("the
Continuing Corporation").

     1. EFFECTIVE TIME. The Merger shall become effective at the time when a certificate of merger shall have been issued by the State Corporation Commission of the Commonwealth of Virginia (the "Effective Time") but in no event later than June 30, 1998, and the conditions in Article VI of the Agreement and Plan of Merger between Regency, the Disappearing Corporation and MainStreet BankGroup Incorporated ("MSBC") dated as of October 27, 1997 (the "Agreement") shall have been fulfilled or waived.

     2. MERGER. At the Effective Time, the Disappearing Corporation shall be merged with and into the Continuing Corporation in accordance with the provisions of Article 12 of the Virginia Stock Corporation Act. The Continuing Corporation shall be and continue in existence as the surviving corporation and the separate corporate existence of the Disappearing Corporation shall cease.

     3. EFFECT OF MERGER ON OUTSTANDING SHARES. The manner of converting or cancelling the shares of the Disappearing
Corporation and of the Continuing Corporation shall, by virtue of the Merger, and without any action on the part of the holders thereof be as follows:

     (A) The shares of the Disappearing Corporation issued and outstanding as of the Effective Time shall be converted into the shares of common stock of the Continuing Corporation issued and outstanding as of the Effective Time and shall constitute the only issued and outstanding shares of common stock of the Continuing Corporation.

     (B) Each share of the common stock, $2.50 par value per share, of Regency ("Regency Common Stock") shall be converted into the right to receive that number of shares of the common stock, $5.00 par value per share, of MainStreet BankGroup Incorporated ("MSBC Common Stock") obtained by dividing the Negotiated Price per share of Regency Common Stock by the average of the bid/asked price per share for the MSBC Common Stock as reported on the National Association of Securities Dealers Quotations System National Market System ("NASDAQ/NMS") for each of the twenty (20) trading days preceding the tenth calendar day prior to the date on which the Effective Time occurs ("Merger Effective Date"). If the Exchange Ratio computed in accordance with the immediately preceding sentence is less than .406, the Exchange Ratio shall be .406, and if the Exchange Ratio computed in accordance with the immediately preceding sentence is greater than .500, the Exchange Ratio shall be .500. ("Exchange Ratio"). The Negotiated Price per share of Regency Common Stock is $13.00.

     (C) STOCKHOLDER RIGHTS; STOCK TRANSFERS. As of the Effective Time, holders of the shares of Regency Common Stock shall cease to be, and shall have no rights as, stockholders of Regency, other than to receive the Merger consideration provided under Paragraph (B) above, and the consideration provided in Paragraph (D) below. After the Effective Time, there shall be no transfers on the stock transfer books of Regency or the Surviving Corporation of the shares of Regency Common Stock which were issued and outstanding immediately prior to the Effective Time.

     (D) FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of MSBC Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, MSBC shall pay to each holder of Regency Common Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fractional share by the average of the last bid/asked price of MSBC Common Stock on the last trading day prior to the Effective Time, as reported on the NASDAQ/NMS (as reported by The Wall Street Journal).

     (E) EXCHANGE PROCEDURES. As promptly as practicable after the Effective Time, MSBC shall send or cause to be sent to each former holder of Regency Common Stock of record immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's certificates of Regency Common Stock for the consideration set forth in Paragraphs (B) and (D) above. Any fractional share checks which a Regency stockholder shall be entitled to receive in exchange for such stockholder's shares of Regency Common Stock, and any dividends paid on any shares of MSBC Common Stock that such stockholder shall be entitled to receive prior to the delivery to Registrar and Transfer Company (the "Exchange Agent") of such stockholder's certificates representing all of such stockholder's share of Regency Common Stock will be delivered to such stockholder only upon delivery to the Exchange Agent of the certificates representing all of such shares (or indemnity satisfactory to MSBC and the Exchange Agent, in their judgment, if any of such certificates are lost, stolen or destroyed). No interest will be paid on any such fractional share checks or dividends to which the holder of such shares shall be entitled to receive upon such delivery. After the Effective Time, to the extent permitted by law, former stockholders of record of Regency shall be entitled to vote at any meeting of holders of MSBC Common Stock the number of whole shares of MSBC Common Stock into which their respective shares of Regency Common Stock entitle them, regardless of whether such holders have exchanged their Regency Common Stock for certificates representing MSBC Common Stock in accordance with the provisions of this Plan of Merger.

     (F) ANTI-DILUTION PROVISIONS. In the event MSBC changes the number of shares of MSBC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding MSBC Common Stock (but not as a result of a merger, share exchange or similar transaction) and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     (G)  EXCLUDED SHARES. Each of the shares of Regency Common
Stock held by Regency, MSBC or any of their respective subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted shall be canceled and retired at the Effective Time.

     (H) POSSIBLE ADJUSTMENT IN EXCHANGE RATIO. The Agreement may be terminated prior to the Effective Time (i) as set forth in 3 below or (ii) either before or after approval by the stockholders of Regency, by Regency by vote of a majority of the members of its entire Board during the ten (10) day period commencing on the Determination Date if both of the following conditions are satisfied:

                    (1)  if the Average MSBC Determination Price
               for MSBC Common Stock on the Determination Date is less than $26.00; and

                    (2)  if the First Percentage exceeds the
               Second Percentage by at least ten (10) percentage points;

subject, however, to the immediately following four sentences.
If Regency elects to exercise its termination right pursuant to clause (ii), it shall give prompt written notice to MSBC (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten (10) day period). During the seven (7) day period commencing with its receipt of such notice, MSBC shall have the option of increasing the consideration to be received by the holders of Regency Common Stock by adjusting the Exchange Ratio, to equal a quotient, the numerator of which is $26.00 multiplied by the Exchange Ratio (as then in effect) and the denominator of which in either case is the Average MSBC Determination Price. If MSBC makes an election contemplated by the immediately preceding sentence, it shall give prompt written notice to Regency of such election and the revised Exchange Ratio, whereupon no termination shall have accrued pursuant to clause (ii) and the Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified) and any references in this Plan to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Paragraph (H). For purposes of this Paragraph (H) the following terms shall have the meanings indicated:

     "Average MSBC Determination Price" means the average of the bid/asked price for MSBC Common Stock as reported on the NASDAQ/NMS for the 20 consecutive full trading days preceding the Determination Date.

     "Determination Date" means the tenth calendar day prior to the Merger Closing.

     "First Percentage" means the percentage resulting from: (a) taking the remainder ("First Remainder") obtained by subtracting the Average MSBC Determination Price from $29.75 (the average of the bid and asked prices of MSBC Common Stock as reported on the NASDAQ/NMS on October 15, 1997); and (b) dividing the First Remainder by the Average MSBC Determination Price.

     "Second Percentage" means the percentage resulting from: (a) taking the remainder ("Second Remainder") obtained by subtracting the SNL Southeast Bank Index reported most recently prior to the last trading day in the measuring period for calculating the Average MSBC Price ("Recent SNL Bank Index") from the SNL Southeast Bank Index at October 15, 1997; and (b) dividing the Second Remainder by the Recent SNL Bank Index.

     "Merger Closing" means an end of the month date designated by MSBC and reasonably acceptable to Regency after the satisfaction of the conditions to the Merger set forth in Paragraphs (A), (B) and (C) of Article VI of the Agreement but no later than the Effective Time and in no event later than June 30, 1998.

     3. TERMINATION OF ABANDONMENT. In addition to the termination provisions set forth above, this Plan of Merger shall terminate and the Merger be abandoned at any time prior to the Effective Time if the Agreement is terminated in accordance with its terms.

     4. AMENDMENT. Pursuant to Section 13.1-718(I) of the Virginia Stock Corporation Act, the Board of Directors of MSBC and Regency reserve the right to amend this Plan of Merger at any time prior to the issuance by the Virginia State Corporation Commission of the certificate of merger; provided, however, that any such amendment made subsequent to the submission of this Plan of Merger to the shareholders of Regency, may not: (i) alter or change the amount or kind of shares, securities, cash, property or rights to be received in exchange for or in conversion of all or any of the shares of any class or series of such corporation;
(ii) alter or change any of the terms and conditions of this Plan of Merger if such alteration or change would adversely affect the shares of any class or series of such corporation; or (iii) alter or change any term of the articles of incorporation of any corporation (except as provided herein) whose shareholders must approve this Plan of Merger.

     5. ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation and Bylaws of the Disappearing Corporation in effect at the Effective Time shall continue (until amended or repealed as provided by applicable law) to be the Articles of Incorporation and Bylaws of the Continuing Corporation after the Effective Time.

     6. OFFICERS AND DIRECTORS. The officers and directors of the Continuing Corporation immediately prior to the Effective Time together with such additional officers and directors as may thereafter be elected, shall be the officers and directors of the Continuing Corporation after the Effective Time to serve, in accordance with the Bylaws of the Continuing Corporation until their successors are duly elected and qualified or their earlier death, resignation or removal.

     (7) EMPLOYEE OPTIONS AND STOCK APPRECIATION RIGHTS. From and after the Merger Effective Date, all Employee Options to purchase shares of Regency Common Stock which are then outstanding and unexercised, shall be converted into and become options with respect to MSBC Common Stock, and MSBC shall assume each such option and right, in accordance with the terms of the plan and agreement by which it is evidenced. From and after the Merger Effective Date, (i) each such Employee Option assumed by MSBC may be exercised solely for shares of MSBC Common Stock,
(ii) the number of shares of MSBC Common Stock subject to each Employee Option shall be equal to the number of shares of Regency Common Stock subject to such Employee Option immediately prior to the Merger Effective Date multiplied by the Exchange Ratio, and
(iii) the per share exercise price under each such Employee Option shall be adjusted by dividing the per share exercise price of each such Employee Option by the Exchange Ratio, and rounding to the nearest cent. The maximum number of shares of Regency Common Stock which are issuable upon exercise of such Employee Options as of the date hereof are Previously Disclosed. No stock appreciation rights are outstanding and unexercised as of the date hereof.

                                                        EXHIBIT B

               Form of Regency Affiliate's Letter


                                            _______________, 19__


MainStreet BankGroup Incorporated
address

Gentlemen:

     Pursuant to the terms of the Agreement and Plan of Merger, dated as of October 27, 1997, by and between MainStreet BankGroup Incorporated, a Virginia corporation ("MSBC"), JAA Corp., a Virginia corporation (the "Holding Company") and Regency Financial Shares, Inc. ("Regency"), (the "Agreement"), the Holding Company, a wholly owned subsidiary of MSBC, shall merge with and into Regency (the "Merger"). As a result of the Merger the undersigned may receive shares of Common Stock, $5.00 par value per share, of MSBC ("MSBC Common Stock"). The undersigned would receive such shares in exchange for shares owned by the undersigned of Common Stock, $2.50 par value per share, of Regency.

     The undersigned hereby represents, warrants to, and covenants with, MSBC that in the event the undersigned receives any MSBC Common Stock as a result of the Merger:

          (A) The undersigned shall not make any sale, transfer or other disposition of the MSBC Common Stock in violation of the Securities Act of 1933, as amended, or the rules and regulations thereunder (the "Act").

          (B) The undersigned has carefully read this letter and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of MSBC Common Stock to the extent the undersigned felt necessary, with the undersigned's counsel or counsel for Regency.

          (C) The undersigned will not sell, transfer or otherwise dispose of MSBC Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in
     conformity with the provisions of Rule 145   under the Act
     (as such rule may be hereafter from time to time be amended), or (iii) in the opinion of counsel in form and substance reasonably acceptable to MSBC, in which counsel for MSBC concurs, or in a "no-action" letter obtained by the undersigned from the staff of the Securities and Exchange Commission (the "Commission"), a determination is made that such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Act.

          (D) The undersigned understands that MSBC is under no obligation to register the sale, transfer or other disposition of shares of MSBC Common Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          (E) The undersigned also understands that stop transfer instructions will be given to MSBC's transfer agent with respect to MSBC Common Stock owned by the undersigned and that there will be placed on the certificates for the MSBC Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

                    "The shares represented by this
          certificate were issued in a transaction to which Rule 145(d) under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of a letter agreement dated __________________, 199___
          between the registered holder hereof and MainStreet BankGroup Incorporated, a copy of which agreement is on file at the principal offices of MainStreet BankGroup
          Incorporated."

          (F) The undersigned also understands that unless the transfer by the undersigned of the undersigned's MSBC Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145(d) under the Act, MSBC reserves the right, in its sole discretion, to place the following legend on the certificates issued to any transferee of shares from the undersigned:

                    "The shares represented by this
          certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

          It is understood and agreed that the legends set forth in paragraphs (E) and (F) above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to MSBC (i) a copy of a "no action" letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to MSBC, in which counsel for MSBC concurs, to the effect that such legend is not required for purposes of the Act, or (ii) reasonably satisfactory evidence or representations that the shares represented by such certificates are being or have been transferred in a transaction made in conformity with the provisions of Rule 145(d).

          (G) The undersigned further represents and warrants to and covenants with MSBC that the undersigned will not, within the thirty (30) days prior to the Merger Effective Date (as defined in the Agreement) sell, transfer, or otherwise dispose of any shares of the capital stock of either MSBC or Regency held by the undersigned and that the undersigned will not sell, transfer, or otherwise dispose of any shares of MSBC Common Stock received by the undersigned in the Merger or other shares of the capital stock of MSBC until after such time as results covering at least thirty
     (30) days of combined operations of MSBC after the Merger have been published by MSBC within the meaning of section
     201.01 of the Commissioner's Codification of Financial
     Reporting Policies.

          (H) The undersigned also understands and agrees that this letter agreement shall apply to all shares of capital stock of MSBC and Regency that are owned by (i) the undersigned's spouse (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned (iii) any trust or estate in which the undersigned, the undersigned's spouse and any such relative collectively own at least at 10% beneficial interest or of which any of the foregoing serves as trustee, executor or in any similar fiduciary capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse or any such relative collectively own at least 10% of any class of equity securities or if the equity interest or that otherwise are deemed to be owned by the undersigned pursuant to Rule 13(d) under the Securities Exchange Act of 1934.

                                   Very truly yours,

                                   ____________________________
                                   Name:


                                   [add below the signatures of
                                   all registered owners (other
                                   than nominee) of shares deemed
                                   beneficially owned by the
                                   affiliate]

                                   ____________________________
                                   Name:
                                   ____________________________
                                   Name:
                                   ____________________________
                                   Name:

Acknowledged this ___ day of
___________________, 199___.

MAINSTREET BANKGROUP INCORPORATED

By: ________________________
    Name:
    Title:

                                                       EXHIBIT C


     The opinion of counsel for MainStreet BankGroup Incorporated

("MSBC") contemplated in Paragraph (G) of Article VI of the

Agreement and Plan of Merger to which this EXHIBIT C is attached

(the "Plan") shall be to the following effect (all terms used herein which are defined in the Plan have the meanings set forth therein):

     (A)  MSBC and JAA Corp. the ("Holding Company") are each

corporations duly organized and existing in good standing under the laws of the Commonwealth of Virginia;

     (B)  MSBC and the Holding Company have the corporate power and authority to carry on their respective business as it is now being conducted and to own all their respective material property and assets;

     (C)  the outstanding shares of capital stock of MSBC and of

Holding Company are validly issued and outstanding, fully paid and nonassessable and subject to no preemptive rights.  Except as

Previously Disclosed, there are no outstanding options, warrants,

rights to subscribe to or securities convertible into shares of

MSBC Common Stock.  Except for _____________________________,

there are no shares of MSBC Preferred Stock outstanding and

except as Previously Disclosed there are no outstanding options,

warrants, rights to subscribe to or securities or rights

convertible into shares of MSBC Preferred Stock.

     (D)  MSBC and the Holding Company have each taken all

required corporate action to approve and adopt the Plan and the

Plan is a valid and binding agreement of it enforceable against it in accordance with the terms of the Plan, subject to

bankruptcy, insolvency, fraudulent transfer, moratorium and other laws of general applicability relating to or affecting creditors'

rights in general and to general equity principles (provided,

however, that such counsel need not render any such opinion with respect to any indemnification provisions);

     (E)  the execution, delivery and performance of the Plan by

MSBC and by the Holding Company, respectively, did not, and the consummation of the transactions contemplated thereby by them does not, constitute (i) to the knowledge of such counsel, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of MSBC or any of its subsidiaries or to which it or any of its subsidiaries is subject, which breach, violation or default to the knowledge of such counsel would have a Material Adverse Effect on MSBC or (ii)

a breach or violation of or a default under the Articles of

Incorporation or Bylaws of MSBC or of Holding Company; and, (iii)

to such counsel's knowledge, the consummation of the transactions contemplated by the Plan, does not require any material consent or approval under any such law, rule, regulation, judgment,

decree, order, governmental permit or license or, except as

Previously Disclosed, the material consent or approval of any other party to any such agreement, indenture or instrument, other than the required approvals of the appropriate federal and state regulatory authorities, and required filings under the federal securities laws and under the state "blue sky" or securities laws which have been made or received and are in full force and

effect;

     (F)  except as Previously Disclosed or as reflected in MSBC

Reports, (i) to such counsel's knowledge, there is no litigation,

proceeding or controversy before any court or governmental agency pending against MSBC or any of its subsidiaries with respect to the transactions contemplated by the Plan by a governmental

authority which is reasonably likely to have a Material Adverse

Effect on MSBC and, to the knowledge of such counsel, no such litigation, proceeding or controversy has been threatened or is contemplated, (ii) neither MSBC nor any of its subsidiaries is subject to any (as to MSBC and its subsidiaries taken as a whole)

order, decree, agreement, memorandum of understanding or similar arrangement with, or commitment letter or similar submission to,

any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits which restricts or purports to restrict in any material respect the conduct of the business of it or any of its subsidiaries or properties, or in any manner relates to the capital, liquidity, credit policies or management of it or any of its subsidiaries; and (iii) to the knowledge of such counsel neither MSBC nor any of its subsidiaries has been advised by any such regulatory authority that such authority is contemplating issuing or requesting (or is considering the

appropriateness of issuing or requesting) any such order, decree,

agreement, memorandum of understanding, commitment letter or similar submission;

     (G)  the regulatory consents set forth in Paragraphs B and C of Article VI of the Plan, necessary to permit the consummation of the Plan, have been secured and are in full force and effect;

     (H)  the Registration Statement and Prospectus included

therein, as of the effective date of the Registration Statement,

complied in all material respects as to form with the provisions of the Federal Securities Laws.  Further such counsel does not believe that, insofar as they relate to MSBC and its

subsidiaries, the Registration Statement and Prospectus, on such effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated

therein or necessary to make the statements therein not

misleading.  (Such opinion may state that such counsel does not assume any responsibility for the accuracy or fairness of the statements contained in the Registration Statement and Prospectus and that he does not express any opinion or belief as to material in the Registration Statement insofar as it includes or reflects any information relating to or supplied by entities other than

MSBC or its subsidiaries or as to any financial statements or other financial data contained in the Registration Statement and prospectus); and

     (I)  the shares of MSBC Common Stock to be issued in

exchange for shares of Regency Financial Shares, Inc. ("Regency")

Common Stock and Directors Options upon consummation of the

Merger have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

                                                        EXHIBIT D


     The opinion of counsel for Regency Financial Shares, Inc.

("Regency") contemplated in Paragraph (H) of Article VI of the

Agreement and Plan of Merger to which this Exhibit D is attached

(the "Plan") shall be to the following effect (all terms used herein which are defined in the Plan have the meanings set forth therein):

     (A)  Regency is a corporation duly organized and existing in good standing under the laws of the Commonwealth of Virginia; and

is authorized to do business in Virginia as a bank holding

company within the meaning of the federal Bank Holding Company

Act of 1956, as amended, and Chapter 13 of the Virginia Banking

Act;

     (B)  Regency Bank ("RB") is a corporation duly organized and existing in good standing under the laws of the Commonwealth of

Virginia and is qualified to do business as a bank in Virginia.

     (C)  Regency and RB each have the corporate power and

authority to carry on their respective business as it is now being conducted and to own all their respective material property and assets;

     (D)  the authorized capital stock of Regency consists of

8,000,000 shares of common stock, $2.50 par value per share, of which 1,389,096 shares are issued and outstanding as of the date hereof [ and ________ shares are reserved for issuance as set forth on Schedule I attached hereto]; the authorized capital stock of RB consists of 2,000,000 shares of common stock, $5.00 par value per share ("RB Common Stock"), of which 505,490 shares are issued and outstanding as of the date hereof and no shares are reserved for issuance [as set forth on Schedule I attached hereto].  The outstanding shares of Regency Common Stock and RB

Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and are subject to no preemptive rights.  All of the issued and outstanding shares of RB Common

Stock are held of record by Regency.  Except for the Regency

Options described in the next following sentence, there are no outstanding options, warrants, rights to subscribe to or

securities or rights convertible into shares of Regency Common

Stock or RB Common Stock.  Regency has granted as of the date hereof a total of 78,368 options to purchase Regency Common Stock

("Regency Options").  The holders of these Options are, as of the date hereof, obligated to exchange them for shares of MSBC Common

Stock in accordance with the provisions of Paragraph U of Article

V and Paragraph Q of Article VI of the Agreement.

     (E)  Regency has taken all required corporate action to

approve and adopt the Plan and the Stock Option Agreement, and the Plan and the Stock Option Agreement are valid and binding agreements of it enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and other laws of general applicability relating to or affecting creditors' rights in general, and to general equity principles (provided, however, that such counsel need not render any such opinion with respect to any

indemnification provisions);

     (F)  the execution, delivery and performance of the Plan and

Stock Option Agreement by Regency did not, and the consummation of the transactions contemplated thereby by such agreements does not, constitute or result in (i) to the knowledge of such

counsel, a breach or violation of, or a default under any law,

rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of

Regency or RB or to which Regency or RB is subject, which breach,

violation or default to the knowledge of such counsel would have a Material Adverse Effect on Regency or RB; (ii) a breach or violation of, or a default under, the Articles of Incorporation or Bylaws of Regency or RB; (iii) to the knowledge of such

counsel, the consummation of the transactions contemplated by the

Plan and the Stock Option Agreement, does not require any

material consent or approval under any such law, rule,

regulation, judgment, decree, order, governmental permit or

license or, except as Previously Disclosed, the material consent or approval of any other party to any such agreement, indenture or instrument, other than the required approvals or the

appropriate federal and state regulatory authorities, and

required filings under the federal securities laws and under the state "blue sky" or securities laws, and (iv) result in the grant of any rights to any person under the Articles of Incorporation or Bylaws of Regency or RB or, to the knowledge of such counsel,

under any agreement to which Regency or RB is a party;

     (G)  Regency has taken all necessary action to exempt the

transactions contemplated by the Plan and the Stock Option

Agreement from any applicable take over, business combination,

control share acquisition or similar law in effect under the laws of the Commonwealth of Virginia as of the date hereof, including without limitation Articles 14 and 14.1 of the Virginia Stock

Corporation Act;

     (H)  except as Previously Disclosed or as reflected in the

Regency Reports, (i) to such counsel's knowledge, there is no litigation, proceeding or controversy before any court or

governmental agency pending against Regency or RB by a

governmental authority which is reasonably likely to have a

Material Adverse Effect on Regency and, to the knowledge of such counsel, no such litigation, proceeding or controversy has been threatened or is contemplated, (ii) except as Previously

Disclosed Regency or RB are not subject to any order, decree,

agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any

federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or

engaged in the insurance of deposits which restricts or purports to restrict in any material respect the conduct of their

respective business or properties, or in any manner relates to their respective capital, liquidity, credit policies or

management; and (iii) to the knowledge of such counsel and except as Previously Disclosed, Regency and RB have not been advised by any such regulatory authority that such authority is

contemplating issuing or requesting (or is considering the

appropriateness of issuing or requesting) any such order, decree,

agreement, memorandum of understanding, commitment letter or similar submission;

     (I)  the Proxy Statement (including any documents relating to Regency and RB incorporated by reference therein), as of the mailing date thereof, complied in all material respects as to form with the requirements of all applicable laws, rules, and regulations.  Further, such counsel does not believe that,

insofar as it relates to Regency and RB, the Proxy Statement, on such mailing date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated

therein or necessary to make the statements therein not

misleading.  (Such opinion may state that such counsel does not assume any responsibility for the accuracy or fairness of the statements contained in the Proxy Statement and that he does not express any opinion or belief as to material in the Proxy

Statement insofar as it includes or reflects any information relating to or supplied by entities other than Regency and RB or as to any financial statements or other financial data contained in the Proxy Statement);

     (J)  except as Previously Disclosed, to the knowledge of

such counsel there are no persons who may be deemed to be

"affiliate" of Regency within the meaning of Rule 145 under the

Securities Act.

                                              EXHIBIT E

                     STOCK OPTION AGREEMENT


     STOCK OPTION AGREEMENT, dated as of October 27, 1997 (the
"Agreement"), by and between Regency Financial Shares, Inc.
("Issuer"), and MainStreet BankGroup, Incorporated, a Virginia corporation ("Grantee").

     WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger dated as of October 27, 1997 (the "Plan"), providing for, among other things, the merger of Issuer with and into a wholly-owned subsidiary of Grantee, with Issuer as the surviving corporation; and

     WHEREAS, as a condition and inducement to Grantee's execution of the Plan, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

     1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.

     2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 276,430 shares (as adjusted as set forth herein) (the "Option Shares", which shall include the Option Shares before and after any transfer of such Option Shares) of Common Stock, $2.50 par value per share ("Issuer Common Stock"), of Issuer at a purchase price per Option Share (the "Purchase Price") of $10.00.

     3.   Exercise of Option.

          (a) Provided that (i) Grantee shall not be in material breach of the agreements or covenants contained in this Agreement or the Plan, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Grantee may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event; provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (a) the Merger Effective Date, (b) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Plan by Grantee pursuant to Paragraph (B)(1) or Paragraph (B)(2) of Article VII thereof or by Grantee and Issuer pursuant to Paragraph (A) of Article VII thereof if Grantee shall at that time have been entitled to terminate the Plan pursuant to Paragraph (B)(1) or Paragraph (B)(2) of Article VII thereof (a "Default Termination")); (c) 12 months after the termination of the Plan by Grantee pursuant to a Default Termination (provided, however, that if within 12 months after such termination of the Plan a Purchase Event or a Preliminary Purchase Event shall occur, then notwithstanding anything to the contrary contained herein (including clause (d) of this sentence), this Option shall terminate 12 months after the first occurrence of such an event), (d) 12 months after termination of the Plan (other than pursuant to a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; and (e) June 30, 1998, (subject to the proviso in clause
(c) of this sentence); and provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law, including, without limitation, the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The rights set forth in Section 8 shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

     (b) As used herein, a "Purchase Event" means any of the following events:

          (i) Without Grantee's prior written consent, Issuer shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect an Acquisition Transaction (as defined below). As used herein, the term Acquisition Transaction shall mean (a) a merger, consolidation or similar transaction involving Issuer or any of its subsidiaries (other than transactions solely between Issuer's subsidiaries), (b) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any of its subsidiaries or (c) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of Issuer or any of its subsidiaries (any of the foregoing an "Acquisition Transaction"); or

          (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act of or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Issuer Common Stock.

     (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

          (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 25% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

          (ii) the holders of Issuer Common stock shall not have approved the Plan at the meeting of such stockholders held for the purchase of voting on the Plan, such meeting shall not have been held or shall have been canceled prior to termination of the Plan or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (a) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (b) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (c) filed an application (or given a notice), whether in draft or final form, under the BHC Act, the Bank Merger Act or the Change in Bank Control Act of 1978, for approval to engage in an Acquisition Transaction.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

        (d) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying
(i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or approval oft he Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or any other regulatory authority is required in connection with such purchase, Issuer shall cooperate with Grantee in the filing of the required notice of application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods).
     4.   Payment and Delivery of Certificates.

          (a) On each Closing Date, Grantee shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in
Section 12(f) hereof.

          (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) Issuer shall deliver to Grantee (a) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no preemptive rights, and (b) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

          (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF ______________________. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

     5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

          (a) Due Authorization. Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer.

          (b) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 7, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Issuer.

     6. Representations and Warrants of Grantee. Grantee hereby represents and warrants to Issuer that:

          (a) Due Authorization. Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplate hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

          (b) Purchase Not for Distribution. This Option is not being, and any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.


     7.   Adjustment upon Changes in Capitalization, etc.

          (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Grantee shall received, upon exercise of the Option, the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock of the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this
Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

          (b) In the event that Issuer shall enter in an agreement: (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that upon the consummation of any such transaction and upon the terms and conditions set forth herein, the Grantee shall receive for each Option Share with respect to which the Option has not been exercised an amount of consideration in the form of and equal to the per share amount of consideration that would be received by the holder of one share of Issuer Common Stock less the Purchase Price (and, in the event of an election or similar arrangement with respect to the type of consideration to be received by the holders of Issuer Common Stock, subject to the foregoing, proper provision shall be made so that the holder of the Option would have the same election or similar rights as would the holder of the number of shares of Issuer Common Stock for which the Option is then exercisable).

          (c) Issuer shall not enter into any agreement of the type described in Section 7(b) unless the other party thereto commits to provide the funding required for Issuer to pay the
Section 8 Repurchase Consideration.

     8.   Repurchase at the Option of Grantee.

          (a) Subject to the last sentence of Section 3(a), at the request of Grantee at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Grantee (i) the Option and (ii) all shares of Issuer Common Stock purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

               (i) the aggregate Purchase Price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Grantee then has beneficial ownership;

               (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

               (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Grantee for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares.

          (b) If Grantee exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Grantee in immediately available funds, and contemporaneously with such payment Grantee shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve Board or other regulatory authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Grantee shall have the ongoing option to revoke its request for repurchase pursuant to
Section 8, in whole or part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If the Federal Reserve Board of any other regulatory authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Grantee. If the Federal Reserve Board or other agency prohibits the repurchase in part but not in whole, then Grantee shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by the Federal Reserve Board or other agency, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Grantee shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Grantee shall notify Issuer of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

     Notwithstanding anything herein to the contrary, all of Grantee's rights under this Section 8 shall terminate on the date of termination of this Option pursuant to Section 3(a).

          (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii), or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock reported on the NASDAQ (or if transactions in Issuer Common Stock are not reported on the NASDAQ, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee) during the 60 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Grantee, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

          (d)  As used herein, "Repurchase Event" shall occur if
(i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in
Section 7(b)(i), 7(b)(ii) or 7(b)(iii) shall be consummated.

          (e) In connection with the application of the provisions of this Section 8, Grantee acknowledges the regulatory and capital matters Previously Disclosed by Issuer to Grantee.

     9.   Registration Rights.

          (a) Demand Registration Rights. Issuer shall, subject to the conditions of subparagraph (c) below, if requested by Grantee (or if applicable, a Grantee Majority), as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

          (b) Additional Registration Rights. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Grantee (and any permitted transferee) of its intention to do so and, upon the written request of Grantee (or any such permitted transferee of Grantee) given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Grantee (or such permitted transferee)), Issuer will cause all such shares, the holders of which shall have requested participation in such registration, to be so registered and included in such underwritten public offering, provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4; provided, further, however, that such election pursuant to (i) may only be made one time. If some but not all the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this subparagraph (b), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among Grantee and any such permitted transferee desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such holder bears to the total number of shares requested to be registered by all such holders then desiring to have Issuer Common Stock registered for sale.

          (c) Conditions to Required Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in subparagraph (a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective, provided, however, that Issuer may delay any registration of Option Shares required pursuant to subparagraph
(a) above for a period not exceeding 90 days provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to subparagraph (a) above:

               (i) prior to the earliest of (a) termination of the Plan pursuant to Article VII thereof, (b) failure to obtain the requisite stockholder approval pursuant to Paragraph (A) of
Article VI of the Plan, and (c) a Purchase Event or a Preliminary
Purchase Event;

               (ii) on more than two occasions;

               (iii)     more than once during any calendar year;

               (iv) within 90 days after the effective date of a registration referred to in subparagraph (b) above pursuant to which the holder or holders of the Option Shares concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

               (v) unless a request therefor is made to Issuer by the holder or holders of at least 25% or more of the aggregate number of Option Shares then outstanding.

     In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided, however, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

          (d) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to subparagraph (a) or (b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to subparagraph (a) or (b) above.

          (e) Indemnification. In connection with any registration under subparagraph (a) or (b) above Issuer hereby indemnifies the holder of the Option Shares, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such holder of the Option Shares, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

     Promptly upon receipt by a party indemnified under this subparagraph (e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this subparagraph (e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this subparagraph (e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expenses with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same; (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

     If the indemnification provided for in this subparagraph (e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the selling shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the selling shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall the holders of the Option Shares be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

     In connection with any registration pursuant to subparagraph
(a) or (b) above, Issuer and each holder of any Option Shares
(other than Grantee) shall enter into an agreement containing the indemnification provisions of this subparagraph (e).

          (f) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the holder thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the holder of any Option Shares with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

          (g) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save Grantee harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

     10. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing by or on NASDAQ, National Association of Securities Dealers Small Cap Market (" NASD/SCM"), the National Association of Securities Dealers Automated Quotation System National Market System ("NASD/NMS") or any securities exchange, Issuer, upon the request of Grantee, will promptly file an application, if required, to authorize for quotation or trading or listing the shares or Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NASDAQ, NASD/SCM, NASD/NMS or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

     11. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     12.  Miscellaneous.

          (a) Expenses. Except as otherwise provided in Section 9, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

          (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (c) Entire Agreement: No Third-Party Beneficiary; Severability. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto (other than any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

          (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia without regard to any applicable conflicts of law rules.

          (e) Descriptive Heading. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               If to Issuer to:

               Regency Financial Shares, Inc.
               1011 East Main Street
               Richmond, Virginia 23219


               Attn:     Merlin A. Henkel, President

               with a copy to:

               George P. Whitley
               LeClair Ryan
               707 East Main Street, 11th Floor
               Richmond, Virginia  23219


               If to Grantee to:

               MainStreet BankGroup Incorporated
               200 E. Church Street
               Martinsville, Virginia 24112-5409

               Attn:  Michael Brenan, Chairman
               with a copy to:

               Douglas W. Densmore, Esq.
               Flippin, Densmore, Morse, Rutherford & Jessee
               300 First Campbell Square
               P.O. Box 1200
               Roanoke, Virginia 24006


          (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

          (h) Neither this Agreement nor any of the rights, interest or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          (i) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

          (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     IN WITNESS WHEREOF, Issuer and Grantee have caused this
Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

ATTEST:                       Regency Financial Shares, Inc.


By:                           By:
     ----------------------        -------------------------
                                   Merlin A. Henkel
     [CORPORATE SEAL]              President


ATTEST:                       MainSteet BankGroup Incorporated


By:                           By:
     ----------------------        -------------------------
                                   Michael Brenan, Chairman
     [CORPORATE SEAL]